                                 EXHIBIT 4(a)(7)

     ELEVENTH SUPPLEMENTAL INDENTURE, dated as of April 1, 1969, between CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a corporation duly organized and existing under and by virtue of the laws of the State of Louisiana (hereinafter sometimes called the "Company"), party of the first part, and THE NATIONAL
BANK OF COMMERCE IN NEW ORLEANS, a national banking association duly organized and existing under and by virtue of the laws of the United States of America, as Trustee under the Indenture of Mortgage hereinafter mentioned (hereinafter sometimes called the "Trustee"), party of the second part.

     WHEREAS, the Company has heretofore executed and delivered its Indenture of Mortgage (hereinafter called "Original Indenture") dated as of July 1, 1950, to the Trustee, to secure the Company's First Mortgage Bonds, limited to $100,000,000 aggregate principal amount at any one time outstanding and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture, and by said Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof except as :herein otherwise provided; and

     WHEREAS, the Original Indenture provides for the issuance of bonds thereunder in one or more series, the form of each series of bonds and of the coupons to be attached to the coupon bonds to be substantially in the forms set forth therein with such omissions, variations, and insertions as are authorized or permitted by the Original Indenture and determined and specified by the Board of Directors of the Company; and

     WHEREAS, by the Original Indenture, the Company covenanted that it would execute and deliver such further instruments and do such further acts as might be necessary or proper to carry out more effectively the purposes of the Original Indenture and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof, and the Company executed and delivered to the Trustee a First Supplemental Indenture (hereinafter called the "First Supplemental Indenture") dated as of October 1, 1951, a Second Supplemental Indenture (hereinafter called the "Second Supplemental Indenture") dated as of June 1, 1952, a Third Supplemental Indenture (hereinafter called the "Third Supplemental Indenture") dated as of January 1, 1954, a Fourth Supplemental Indenture (hereinafter called the "Fourth Supplemental Indenture") dated as of November 1, 1954, a Fifth Supplemental Indenture (hereinafter called the "Fifth Supplemental Indenture") dated as of June 1, 1956, a Sixth Supplemental Indenture (hereinafter called the "Sixth Supplemental Indenture") dated as of October 1, 1957, a Seventh Supplemental Indenture (hereinafter called the "Seventh Supplemental Indenture") dated as of April 1, 1959, an Eighth Supplemental Indenture (hereinafter called the "Eighth Supplemental Indenture") dated as of March 1, 1960, a Ninth Supplemental Indenture (hereinafter called the "Ninth Supplemental Indenture") dated as of October 1, 1962, and a Tenth Supplemental Indenture (hereinafter called the "Tenth Supplemental Indenture") dated as of September 1, 1965; and

     WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Original Indenture, as so supplemented, Bonds of a Series entitled and designated First Mortgage Bonds, Series A, 3%, in the aggregate principal amount of $5,500,000, of which $4,510,000 principal amount are outstanding; Bonds of a Series entitled and designated First Mortgage Bonds, Series B, 3 3/4%, in the aggregate principal amount of $4,844,000, of which $4,021,000 principal amount are outstanding; Bonds of a Series entitled First Mortgage Bonds, Series C, 3 3/4%, in the aggregate principal amount of $960,000, of which $797,000 principal amount are outstanding; Bonds of a Series entitled and designated First Mortgage Bonds, Series D, 3 3/4%, in the aggregate principal amount of $4,000,000, of which $3,360,000 principal amount are outstanding; Bonds of a Series entitled and designated First Mortgage Bonds, Series E, 4 1/4%, in the aggregate principal amount of $3,000,000, none of which are outstanding; Bonds of a Series entitled and designated First Mortgage Bonds, Series F, 3 1/4%, in the aggregate principal amount of $3,000,000, of which $2,580,000 principal amount are outstanding; Bonds of a Series entitled and designated First Mortgage Bonds, Series G, 3 7/8%, in the aggregate principal amount of $5,000,000, of which $4,400,000 principal amount are outstanding; Bonds of a Series entitled and designated First Mortgage Bonds, Series H, 5 1/2%, in the aggregate principal amount of $7,000,000, of which $5,610,000 principal amount are outstanding; Bonds of a Series entitled and designated First Mortgage Bonds, Series I, 5 1/8%, in the aggregate principal amount of $5,000,000, of which $4,500,000 principal amount are outstanding; Bonds of a Series entitled and designated First Mortgage Bonds, Series J, 5 1/2%, in the aggregate principal amount of $7,000,000, of which $6,370,000 principal amount are outstanding; Bonds of a Series entitled and designated First Mortgage Bonds, Series K, 4.70%, in the aggregate principal amount of $6,000,000, of which $6,000,000 principal amount are outstanding; and Bonds of a Series entitled and designated First Mortgage Bonds, Series L, 4.75%, in the aggregate principal amount of $14,000,000, of which $14,000,000 principal amount are outstanding; and

     WHEREAS, the Company, by appropriate resolutions adopted by its Board of Directors pursuant to the terms of the Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, and the Eleventh Supplemental Indenture (the Original Indenture as so supplemented being hereafter referred to as the "Indenture"), has duly determined (A) to create a thirteenth series of bonds under the Indenture to be designated as "First Mortgaged Bonds, Series M, 7 1/2%" (herein sometimes called "bonds of Series M"), (B) that such bonds shall be coupon bonds register able as to principal and registered bonds without coupons, (C) that such coupon bonds shall be exchangeable for registered bonds without coupons and registered bonds without coupons shall be exchangeable for coupon bonds, and (d) that the coupon bonds of Series M, the coupons appertaining thereto and the registered bonds without coupons of said series, are to be substantially in the following forms, respectively:

                        [FORM OF COUPON BOND OF SERIES M]
                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                      First Mortgage Bond, Series M, 7 1/2%
                               Due, April 1, 1999

No.                                                                        $1000

     CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a corporation organized and existing under the laws of the State of Louisiana (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to bearer, or, if this bond be registered as to principal, to the registered holder hereof, on April 1, 1999, at the office or agency of the Company in the City of New Orleans, Louisiana, One Thousand Dollars ($1000) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay interest thereon semi-annually on October 1 and April 1 of each year at the rate of seven and one-half per centum, (7 1/2%) per annum at such office or agency in like coin or currency, from April 1, 1969, until this bond shall mature, according to its terms or on prior redemption or by declaration or otherwise, and at the rate of eight per centum (8%) per annum. on any overdue principal and premium (if any) and (to the extent permitted by law) on any overdue installment of interest, but, until the maturity hereof, only upon presentation and surrender of the coupons for such interest installments as are evidenced thereby, hereto appertaining, as they shall severally mature.

     This bond is one of an authorized issue of bonds of the Company known as its First Mortgage Bonds, limited to Five Hundred Million Dollars ($500,000,000) at any one time outstanding, issued and to be issued, in one or more series, and equally and ratably secured (except insofar as a sinking fund or other similar fund established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by an indenture (hereinafter called the "Original Indenture") dated as of July, 1, 1950, executed by the Company to THE NATIONAL BANK OF COMMERCE OF NEW ORLEANS as Trustee (hereinafter called the "Trustee"), as supplemented and amended by a First Supplemental Indenture dated as of October 1, 1951, a Second Supplemental Indenture dated as of June 1, 1952, a Third Supplemental Indenture dated as of January 1, 1954, a Fourth Supplemental Indenture dated as of November 1, 1954, a Fifth Supplemental Indenture dated as of June 1, 1956, a Sixth Supplemental Indenture dated as of October 1, 1957, a Seventh Supplemental Indenture dated as of April 1, 1939, an Eighth Supplemental Indenture dated as of March 1, 1960, a Ninth Supplemental Indenture dated as of October 1, 1962, a Tenth Supplemental Indenture dated as of September 1, 1965, and an Eleventh Supplemental Indenture dated as of April 1, 1969, executed by the Company to the Trustee, to which Original Indenture, First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture, Fifth Supplemental Indenture, Sixth Supplemental Indenture, Seventh Supplemental Indenture, Eighth Supplemental Indenture, Ninth Supplemental Indenture, Tenth Supplemental Indenture, Eleventh Supplemental Indenture and all other indentures supplemental thereto (said Original Indenture as so supplemented and amended being herein called the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Company in respect of such security, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, secured. As provided in the Indenture, the bonds may be issued in series for various principal sum , may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This bond is one of the bonds described in the Indenture and designated therein as "First Mortgage Bonds, Series M, 7 1/2%" hereinafter referred to as the "bonds of Series M").

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 75% in aggregate principal amount of all the bonds at the time outstanding, determined and evidenced as in the Indenture provided, or in case the rights under the Indenture of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than 75% in aggregate principal amount of the bonds at the time outstanding of the one or more series affected, determined and evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or modify the terms of payment of principal at maturity or by redemption, or otherwise modify the terms of payment of any bond, without the consent of the holder of each bond so affected, or (ii) reduce the percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds then outstanding, or (iii) permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged and pledged property without the consent of the holders of all bonds then outstanding, or (iv) deprive the holder of any outstanding bond of the lien of the Indenture on any of the mortgaged and pledged property without the consent of the holder of each bond so affected. Any such consent by the holder of this bond (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such consent is made upon this bond. No reference herein to the Indenture and no provision of this bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated maturity herein and in the Indenture provided, the principal of and interest and premium, if any, on this bond at the time and place and at the rate and in the coin or currency herein prescribed.

     The coupon bonds of Series M are issuable in the denomination of $1,000. The registered bonds without coupons of Series M are issuable in denominations of $1,000 and any multiple of $1,000. At the office or agency to be maintained by the Company in said City of Now Orleans and in the manner, subject to the limitations, and upon payment of the charges provided in the Indenture, coupon bonds of such series, with all unmatured coupons and any matured coupons in default thereto appertaining, may be exchanged for a like aggregate principal amount of registered bonds without coupons of such series, and registered bonds without coupons of such series may be exchanged for a like aggregate principal amount of coupon bonds of such series bearing all unmatured coupons and any matured coupons in default, or for a like aggregate principal amount of registered bonds without coupons of such series of other authorized denominations.

     The bonds of Series M are entitled to the benefit of the Sinking Fund provided for in Article II of the Eleventh Supplemental Indenture.

     The bonds of Series M may be redeemed, either at the option of the Company or pursuant to certain requirements of the Indenture, on any date prior to maturity, as a whole or from time to time in part, upon publication at least once in each of four successive calendar weeks, upon any business day of each such calendar week, of notice of such redemption in a newspaper printed in the English language and customarily published on each business day and of general circulation in the Borough of Manhattan, The City of New York, New York, and like publication in a similar newspaper of said City of New Orleans, the first publication in each case to be not less than thirty (30) days and not more than sixty (60) days before such redemption date (provided, however, that if all the bonds of Series M at the time outstanding shall be registered bonds without coupons or coupon bonds registered as to principal, such publication need not be made, but, in lieu thereof, such notice may be given by mailing the same to each registered holder of a bond so to be redeemed directed to his registered address not less than thirty (30) days and not more than sixty (60) days before the redemption date); all as provided in the Indenture; provided, nevertheless, that no bonds of Series M (excepting those bonds of Series M redeemed pursuant to clause (iii) of the paragraph immediately following) may be redeemed at the option of the Company prior to April 1, 1974, directly or indirectly as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness which has an interest cost to the Company, computed in accordance with generally accepted financial practice, of less than 7.47% per annum.

     If redeemed (i) by the application of moneys in the Sinking Fund for bonds of Series M, provided for in Article H of the Eleventh Supplemental
Indenture, or moneys in the depreciation fund provided for in Section 5.07 of the Indenture or (ii) by the application of moneys received by the Trustee in connection with any release of property upon any acquisition thereof by any municipal corporation or other governmental subdivision or governmental body or public authority or (iii) by the application of any moneys (provided the date fixed for such redemption under this clause (iii) occurs within sixty
(60) days of the Company's merger or consolidation, or of the Company's conveyance or transfer of all or substantially all of the property mortgaged and pledged under the Indenture, which merger, consolidation, conveyance or transfer comes within the terms of and 's permitted by Section 13.01 of the Original Indenture), the bonds or Series M are redeemable in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the redemption price at the time applicable, as set forth in Column A of the following schedule, and if redeemed otherwise than by the application of such moneys, the bonds of Series M are redeemable in like coin or currency, at the redemption price at the time applicable, as set forth in Column B of the following schedule, together with, in each case, interest accrued to the date fixed for redemption:

     IF REDEEMED DURING                                          REDEMPTION PRICE
     TWELVE MONTH PERIOD                                          (PERCENTAGE OF
      ENDING MARCH 31,                                           PRINCIPAL AMOUNT)
      ----------------                                           -----------------
           1970 ....................................             101.50     109.00
           1971 ....................................             101.50     108.69
           1972 ....................................             101.50     108.38
           1973 ....................................             101.50     108.07
           1974 ....................................             101.50     107.76
           1975 ....................................             101.48     107.45
           1976 ....................................             101.46     107.14
           1977 ....................................             101.44     106.83
           1978 ....................................             101.41     106.52


                                       5


           1979 ....................................             101.38     106.21
           1980 ....................................             101.35     105.90
           1981 ....................................             101.32     105.59
           1982 ....................................             101.29     105.28
           1983 ....................................             101.25     104.97
           1984 ....................................             101.21     104.66
           1985 ....................................             101.17     104.35
           1986 ....................................             101.13     104.04
           1987 ....................................             101.08     103.73
           1988 ....................................             101.03     103.42
           1989 ....................................             100.97     103.11
           1990 ....................................             100.91     102.80
           1991 ....................................             100.85     102.49
           1992 ....................................             100.78     102.18
           1993 ....................................             100.71     101.87
           1994 ....................................             100.63     101.56
           1995 ....................................             100.54     101.25
           1996 ....................................             100.45     100.94
           1997 ....................................             100.35     100.63
           1998 ....................................             100.24     100.32
           1999 ....................................             100.00     100.00

     If this bond is called for redemption and payment hereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon from and after the date fixed for redemption.

     The Indenture provides that if the Company shall deposit with the Trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption, and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable at maturity or upon redemption or otherwise, and shall comply with the other provisions of the Indenture in respect thereof, then from the date of such deposit such bonds shall no longer be entitled to any lien or benefit under the Indenture.

     The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Indenture, upon the occurrence of a completed default as in the Indenture provided; subject, however, to the right, under certain circumstances, of the holders of a majority in principal amount of the bonds outstanding to annul such declaration.

     This bond is negotiable and shall pass by delivery unless registered as to principal at the office or agency of the Company in said City of New Orleans, and such registration noted hereon, after which no valid transfer hereof can be made, except at such office or agency, until after registered transfer to bearer, but after such registered transfer to bearer this bond shall be again transferable by delivery. Such registration, however, shall not affect the negotiability of the coupons, which shall always remain payable to bearer, be treated as negotiable and pass by delivery. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the bearer of this bond if it is not registered as to principal, or, if this bond is registered as herein authorized, the person in whose name this bond is registered, as the absolute owner hereof, and the bearer of any coupon hereunto appertaining, as the absolute owner thereof, whether or not this bond or such coupon shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution or by the enforcement of any, assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

     Neither this bond nor the coupons hereto attached shall become valid or obligatory for any purpose until THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, the Trustee under the Indenture, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

     IN WITNESS WHEREOF, CENTRAL LOUISIANA ELECTRIC COMPANY, INC. has caused this bond to be signed in its name by its President or one of its Vice-Presidents and its corporate seal, or a facsimile thereof, to be affixed hereto, and attested by its Secretary or one of its Assistant Secretaries, and interest coupons bearing the facsimile signature of its Treasurer to be attached hereto, and this bond to be dated April 1, 1969.

                                CENTRAL LOUISIANA ELECTRIC COMPANY, INC.


                                      By
                                        --------------------------------------
                                                       PRESIDENT.
Attest:


--------------------------------------------
                 SECRETARY.

                      [FORM OF COUPON FOR BONDS OF SERIES M]

No.                                                          $
  ----------------                                            ------------------

     On the first day ____________________ of 19_____, unless the bond hereinafter mentioned shall have been called for previous redemption and payment of the redemption price thereof shall have been duly provided for, CENTRAL LOUISIANA ELECTRIC COMPANY, INC. will pay to bearer, upon surrender of this coupon, at its office or agency in the City of New Orleans, Louisiana,

Thirty Seven and 50/100 Dollars in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, being six months' interest then due on its First Mortgage Bond, Series M, 7 1/2%, No. __________.


                                                -------------------------------
                                                            Treasurer.

                     [FORM OF REGISTERED BOND OF SERIES M.]
                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                      First Mortgage Bond, Series M, 7 1/2%
                                Due April 1, 1999

No.                                                        $
  ----------------                                          -----------------

     CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a corporation Organized and existing under the laws of the State of Louisiana (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________________, or registered assigns, on April 1, 1999, at the office or agency of the Company in the City of New Orleans, Louisiana, ______________________ Dollars ($_________________) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay interest thereon semi-annually on October 1 and April 1 of each year, at the rate of seven and one-half per centum (7 1/2%) per annum at such office or agency, in like coin or currency, from the interest payment date next preceding the date of this bond, or if this bond be dated prior to October 1, 1969, then from April 1, 1969, until this bond shall mature, according to its terms or on prior redemption or by declaration or otherwise, and at the rate of eight per centum (8%) per annum. on any overdue principal and premium (if any) and (to the extent permitted by law) on any overdue installment of interest.

     This bond is one of an authorized issue of bonds of the Company known as its First Mortgage Bonds, limited to Five Hundred Million Dollars ($500,000,000) at any one time outstanding, issued and to be issued, in one or more series, and equally and ratably secured (except insofar as a sinking fund or other similar fund established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by an indenture (hereinafter called the "Original Indenture") dated as of July 1, 1950, executed by the Company to THE NATIONAL BANK OF COMMERCE of NEW ORLEANS, as Trustee (hereinafter called the "Trustee"), as supplemented and amended by a First Supplemental Indenture dated as of October 1, 1951, a Second Supplemental Indenture dated as of June 1, 1952, a Third Supplemental Indenture dated as of January 1, 1954, a Fourth Supplemental Indenture dated as of November 1, 1954, a Fifth Supplemental Indenture dated as of June 1, 1956, a Sixth Supplemental Indenture dated as of October 1, 1957, a Seventh Supplemental Indenture dated as of April 1, 1959, an Eighth Supplemental Indenture dated as of March 1, 1960, a Ninth Supplemental Indenture dated as of October 1, 1962, a Tenth Supplemental Indenture dated as of September 1, 1965, and an Eleventh Supplemental Indenture dated as of April 1, 1969, executed by the Company to the Trustee, to which Original Indenture, First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture, Fifth Supplemental Indenture, Sixth Supplemental Indenture, Seventh Supplemental Indenture, Eighth Supplemental Indenture, Ninth Supplemental Indenture, Tenth Supplemental Indenture, Eleventh Supplemental Indenture, and all other indentures supplemental thereto (said Original Indenture as so supplemented and amended being herein called the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Company in respect of such security, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, secured. As provided in the Indenture, the bonds may be issued in series for various principal sums, may bear different dates and mature at different times, may bear interest at different rates and may other wise vary as in the Indenture provided or permitted. This bond is one of the bonds described in the Indenture and designated therein as "First Mortgage Bonds, Series M, 7 1/2% (hereinafter referred to as the "bonds of Series M").

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 75% in aggregate principal amount of all the bonds at the time outstanding, determined and evidenced as in the Indenture provided, or in case the rights under the Indenture of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than 75% in aggregate principal amount of the bonds at the time outstanding of the one or more series affected, determined and evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the Bonds and coupons; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or modify the terms of payment of principal at maturity or by redemption, or otherwise modify the terms of payment of any bond, without the consent of the holder of each bond so affected, or (d) reduce the percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds then outstanding, or (iii) permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged and pledged property without the consent of the holders of all bonds then outstanding, or (iv) deprive the holder of any outstanding bond of the lien of the Indenture on any of the mortgaged and pledged property without the consent of the holder of each bond so affected. Any such consent by the holder of this bond (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such consent is made upon this bond. No reference herein to the Indenture and no provision of this bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated maturity herein and in the Indenture provided, the principal of and interest and premium, if any, on this bond at the time and place and at the rate and in the coin or currency herein prescribed.

     The coupon bonds of Series M are issuable in the denomination of $1,000. The registered bonds without coupons of Series M are issuable in denominations of $1,000 and any multiple of $1,000. At the office or agency to be maintained by the Company in said City of New Orleans and in the manner, subject to the limitations, and upon payment of the charges provided in the Indenture, coupon bonds of such series, with all unmatured coupons and any matured coupons in default thereto appertaining, may be exchanged for a like aggregate principal amount of registered bonds without coupons of such series, and registered bonds without coupons of such series may be exchanged for a like aggregate principal amount of coupon bonds of such series bearing all unmatured coupons and any matured coupons in default, or for a like aggregate principal amount of registered bonds without coupons of such series of other authorized denominations.

     The bonds of Series M are entitled to the benefit of the Sinking Fund provided for in Article II of the Eleventh Supplemental Indenture.

     The bonds of Series M may be redeemed, either at the option of the Company or pursuant to certain requirements of the Indenture, on any date prior to maturity, as a whole or from time to time in part, upon publication at least once in each of four successive calendar weeks, upon any business day of each such calendar week, of notice of such redemption in a newspaper printed in the English language and customarily published on each business day and of general circulation in the Borough of Manhattan, The City of New York, New York, and like publication in a similar newspaper of said City of New
Orleans, the first publication in each case to be not less than thirty (30) days and not more than sixty (60) days before such redemption date (provided, however, that if all the bonds of Series M at the time outstanding shall be registered bonds without coupons or coupon bonds registered as to principal, such publication need not be made, but, in lieu thereof, such notice may, be given by mailing the same to each registered holder of a bond so to be redeemed directed to his registered address not less than thirty (30) days and not more than sixty (60) days before the redemption date); all as provided in the Indenture; provided, nevertheless, that no bonds of Series M (excepting those bonds of Series M redeemed pursuant to clause (iii) of the paragraph immediately following) may be redeemed at the option of the Company prior to April 1, 1974, directly or indirectly as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness which has an interest cost to the Company, computed in accordance with generally accepted financial practice, of less than 7.47% per annum.

     If redeemed (i) by, the application of moneys in the Sinking Fund for bonds of Series M, provided for in Article II of the Eleventh Supplemental Indenture, or moneys in the depreciation fund provided for in Section 5.07 of the Indenture or (ii) by the application of moneys received by the Trustee in connection with any release of property upon any acquisition thereof by any municipal corporation or other governmental subdivision or governmental body or public authority or (iii) by the application of any moneys (provided the date fixed for such redemption under this clause (iii) occurs within sixty (60) days of the Company's merger or consolidation, or of the Company's conveyance or transfer of all or substantially all of the property mortgaged and pledged under the Indenture, which merger, consolidation, conveyance or transfer comes within the terms of and is permitted by Section 13.01 of the Original Indenture), the bonds of Series M are redeemable in such coin or currency, of the United States of America as at the time of payment shall be legal tender for public and private debts, at the redemption price at the time applicable, as set forth in Column A of the following schedule, and if redeemed otherwise than by the application of such moneys, the bonds of Series M are redeemable in like coin or currency, at the redemption price at the time applicable, as set forth in Column B of the following schedule, together with, in each case, interest accrued to the date fixed for redemption:

           (There will be inserted here in all registered bonds without coupons of Series M, the same table of redemption prices and corresponding dates as are specified for such redemption in the form of coupon bond of Series M hereinabove set forth.)

     If this bond is called for redemption and payment hereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon from and after the date fixed for redemption.

     The Indenture provides that if the Company shall deposit with the Trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption, and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable at maturity or upon redemption or otherwise, and shall comply with the other provisions of the Indenture in respect thereof, then from the date of such deposit such bonds shall no longer be entitled to any lien or benefit under the Indenture.

     The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Indenture, upon the occurrence of a completed default as in the Indenture provided; subject, however, to the right, under certain circumstances, of the holders of a majority in principal amount of the bonds outstanding to annul such declaration.

     This bond is transferable as prescribed in the Indenture by the registered holder hereof in person, or by his duly authorized attorney, at the office or agency of the Company in said City of New Orleans, upon surrender and cancellation of this bond, and upon payment, if the Company shall require it, of the transfer charges prescribed in the Indenture, and thereupon, a new registered bond or bonds with out coupons of authorized denominations of the same series and for the same aggregate principal amount will be issued to the transferee in exchange herefor as provided in the Indenture. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

     This bond shall not become valid or obligatory for any purpose until THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, the Trustee under the Indenture, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

     IN WITNESS WHEREOF, CENTRAL LOUISIANA ELECTRIC COMPANY, INC. has caused this bond to be signed in its name by its President or one of its Vice-Presidents and its corporate seal or a facsimile thereof, to be affixed hereto and attested by its Secretary or one of its Assistant Secretaries, and this bond to be dated _______________________.


                       By
                         -----------------------------------------------------
                                                  PRESIDENT.

Attest:


--------------------------------------------
                 SECRETARY.

: and

         WHEREAS, all acts and things prescribed by law and by the charter and by-laws of the Company necessary to make the bonds of Series M, when executed by the Company and authenticated by the Trustee, as in the Original Indenture provided, valid, binding and legal obligations of the Company, entitled in all respects to the security of the said Original Indenture and indentures supplemental thereto, have been performed; and

         WHEREAS, the Company since the date of the Original Indenture has acquired additional property not heretofore specifically subjected to the lien of the Original Indenture; and it is desired to add certain further covenants, restrictions and conditions for the protection of the mortgaged and pledged property and the holders of the bonds, as provided in this Eleventh Supplemental Indenture, which the Board of Directors of the Company and the Trustee consider to be for the protection of the holders of the bonds; and the Company desires to issue bonds of Series M; and the Company therefore deems it advisable to enter into this Eleventh Supplemental Indenture in the form and terms here of; and

         WHEREAS, the execution and delivery of this Eleventh Supplemental Indenture have been duly, authorized by the Board of Directors of the Company at a meeting duly called and held according to law, and have been approved by the written consents of the holders of in excess of 75% of the principal amount of bonds outstanding under the Indenture at the date of execution hereof, and all conditions and requirements necessary to make this Eleventh Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, in the form and terms hereof, have been in all respects duly authorized;

         Now, THEREFORE, THIS ELEVENTH SUPPLEMENTAL INDENTURE WITNESSETH: That Central Louisiana Electric Company, Inc., by way of further assurance and in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to further secure the payment of the principal of, the premium, if any, and the interest on all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance and observance by the Company of all the covenants and conditions herein and therein contained, and of said bonds, has executed and delivered this Eleventh Supplemental Indenture, and has granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over and confirmed, and by these presents does grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm, unto The National Bank of Commerce in New Orleans, as Trustee, and to its successors in the trust, and to its and their assigns forever, all the following described properties of the Company, that is to say:

         All properties, real, personal and mixed, tangible and intangible, owned by the Company on the date of the execution hereof or which may be hereafter acquired by it (except such property now owned or hereafter acquired as is expressly excepted from the lien of the Indenture by the terms of the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the
Tenth Supplemental Indenture, or this Eleventh Supplemental Indenture).

         The property covered by the lien of the Indenture shall include particularly, among other property without prejudice to the general and particular descriptions of property contained in the Original Indenture, in the First Supplemental Indenture, in the Second Supplemental Indenture, in the Third Supplemental Indenture, in the Fourth Supplemental Indenture, in the Fifth Supplemental Indenture, in the Sixth Supplemental Indenture, in the Seventh Supplemental Indenture, in the Eighth Supplemental Indenture, in the Ninth Supplemental Indenture, in the Tenth Supplemental Indenture, and in this Eleventh Supplemental Indenture, or to the generality of the language now or hereafter contained in the Indenture, the following described property:

     A. The following described real estate, together with all improvements thereon situated in the State of Louisiana:

         PARCEL 1: A certain piece, parcel or lot of ground with all rights, ways and privileges appertaining thereto and all. improvements situated thereon being located in the West Half of the Northeast Quarter (W 1/2 of NE 1/4 ),
Section 16, Township 3 South, Range 3 West, Allen Parish, Louisiana, and being more particularly described according to Plat of Survey by R. A. Fenstermaker, dated May, 1965, attached to and made a part of the Parcel 1 Deed, and being more particularly described as follows, to-wit:

         Begin at a point 836.4 feet West and 238.6 feet North of the Southeast Corner of the Northwest Quarter of the Northeast Quarter of Section 16, Township 3 South, Range 3 West, said point being located on the East right-of-way line of a state highway and marked "A" on the attached plat; thence run East 159.4 feet to a Point B on the attached plat; thence South 100 feet to Point C; thence North 89 degrees 56 minutes East 574.3 feet to Point D; thence North 18 degrees 21 minutes East 316.2 feet to Point E; thence South 89 degrees 56 minutes West
780.8 feet to Point F on the East right-of-way line of State Highway No. 1152; thence South 14 degrees 41 minutes West 206.8 feet to Point A and the point of beginning. Said property being North of and adjacent to that certain tract described in the sale from Industrial Lumber Company, Inc. to Central Louisiana Electric Company, Inc. by deed dated August 19, 1964, recorded August 24, 1964, in Conveyance Book 141, Page 319, Entry No. 169,697, of the records of Allen Parish, Louisiana, and points A, B, C, and D mentioned in this description being the identical Points A, B, C, and D mentioned in the description of the deed above referred to, the tract herein conveyed containing 4.90 acres.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Industrial Lumber Company, Inc. by deed dated July 6, 1965 (the "Parcel 1 Deed"), before Gladys C. Tarver, Notary Public for the Parish of Rapides, recorded in Conveyance Book 145, Page 129, Entry No. 175258, records of Allen Parish, Louisiana.

         There is located on Parcel 1, above described, a service center.

         PARCEL 2: Certain pieces, parcels or tracts of land with all rights, ways and privileges attached thereto and all buildings and improvements thereon situated, being Tract A, Tract B, Tract D and Tract E on plat of survey dated June 25, 1965 by Daniel D. Sandefur, La. C.E.--3991, attached to and made a part of the Parcel 2 Deed and being a part of the same property acquired by Charles
M. Waters, Jr. and Habeeb Monsur, Jr. from Robert J. Jones, et al, dated May 8, 1964, recorded May 8, 1964 in Conveyance Book 641, Page 518, Entry No. 497232 of the records of Rapides Parish, Louisiana, and being more particularly described as follows, to-wit:

TRACT A:           A 7.490 acre tract fronting 539.4 feet on La. Hwy.
                   No. 1 in Section 9, Township 5 North, Range 2 West (T5N,
                   R2W), Rapides Parish, Louisiana, and being more particularly described as follows: Begin at the rear or North corner common to Lots 3 and 4 of Colonial Estates Subdivision, as shown on plat thereof recorded in Plat Book 12, Page 208, records of Rapides Parish, Louisiana, and run North 85 degrees 28 minutes West 109.9 feet; thence run North 0 degrees 10 minutes West 798.32 feet to the point of beginning on the North line of La. Hwy. 1; thence run North 64 degrees 45 minutes West 218.17 feet along the North line of La. Hwy. 1 to the East line of a 40 foot Parish road; thence run North 1 degree 36 minutes East 521.7 feet along the East line of said road to the South line of an intersecting 40 foot parish road; thence run South 76 degrees 45 minutes East 633.53 feet along the South line of said road; thence run South 13 degrees 17 minutes West 623.1 feet along the West line of a
                   1.0 acre lot and a 2.5 acre lot previously sold out of the Jones Tract to the North line of La. Hwy. 1; thence run North 64 degrees 45 minutes West 321.23 feet to the point of beginning.

TRACT B:           A 5.410 acre tract in Sections 9 and 10, Township 5
                   North, Range 2 West (T5N, R2W), Rapides Parish, Louisiana and being more particularly described as follows, to-wit: Begin at the Northwest corner of Tract A, herein above described and run South 76 degrees 45 minutes East 258.14 feet along the South line of a 40 foot parish road to the point of beginning; thence run North 24 degrees 13 minutes East 1011.2 feet; thence run North 1 degree 10 minutes East 135 feet to the North line of Old La. Hwy. No. 20 (Old Boyce Road); thence run North 85 degrees 04 minutes East 201.1 feet along the North line of Old Boyce Road to the East line of the R.
                   J. Jones Tract; thence run South 1 degree 10 minutes West
                   197.15 feet along the East line of the R. J. Jones Tract; thence run South 24 degrees 13 minutes West 1013.22 feet to the North line of Tract A herein above described; thence run North 76 degrees 45 minutes West along said North line of Tract "A" 203.72 feet to the point of beginning. The 5.410 acres above described includes 0.275 acres in the Old Boyce Road; 0.468 acres in the Texas & Pacific right-of-way; and
                   0.187 acres in the 40 foot Parish Road adjacent to Tract "A" leaving a net tract of 4.480 acres unencumbered by servitudes.

TRACT D:           A 3.490 acre tract in Section 9, Township 5 North,
                   Range 2 West (T5N, R2W), Rapides Parish, Louisiana, being adjacent to and North of Lots 3 and 4 of Colonial Estates Subdivision, as shown in Plat Book 12, Page 208, records of Rapides Parish, Louisiana, and more particularly described as follows: Begin at the rear or

                   North corner common to Lots 3 and 4 of Colonial Estates and ran North 85 degrees 28 minutes West 109.9 feet along the North line of Lot 3; thence run North 0 degrees 10 minutes West 798.32 feet to the North right of way line of La.
                   Hwy. No. 1; thence run South 64 degrees 45 minutes East
                   221.43 feet along the North line of La. Hwy. No. 1; thence run South 0 degrees 10 minutes East 725.64 feet to the rear or North line of Lot 4 of Colonial Estates; thence run North 81 degrees 46 minutes West 91.41 feet along the rear line of Lot 4 to the point of beginning. The above described 3.490 acre tract includes 0.508 acres in Louisiana Highway No. 1 leaving a net acreage of 2.982 acres unencumbered by servitudes.

TRACT E: Lots 12, 20 and 31 of Colonial Estates according to official plat thereof recorded in Plat Book 12, Pap 208 of the records of Rapides Parish, Louisiana and a portion of Lots 3 and 4 of Colonial Estates Subdivision, more particularly described as follows: Begin at the comer on Fredericksburg Road common to Lots 3 and 4 of Colonial Estates and run North 84 degrees 12 minutes West 76.2 feet along the South line of Lot 3; thence run North 0 degrees 10 minutes West 324.33 feet to the rear line of Lot 3; thence run South 85 degrees 28 minutes East 109.9 feet along the rear or North line of Lot 3 to the rear corner common to Lots 3 and 4; thence run South 81 degrees 46 minutes East 91.41 feet; thence run South 0 degrees 10 minutes East 322.87 feet to the South line of Lot 4; thence run North 84 degrees 12 minutes West 124.9 feet along the South line of Lot 4 to the point of beginning.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Charles M. Waters and Habeeb Monsur, Jr. by deed dated July 6, 1965 (the "Parcel 2 Deed"), before Nauman S. Scott, Notary Public for Parish of Rapides, Louisiana, recorded in Conveyance Book 663, Page 365, Act No. 512331, records of Rapides Parish, Louisiana.

         There is located on Parcel 2, above described, an electric substation and a 138 KV transmission line.

         PARCEL 3: A certain vacant lot or parcel of land situated in the central portion of irregular Section 61, T-4-S, R-3-E, of the La. Mer., Evangeline Parish, La., having a front of 100 feet on U. S. Highway 167 by a depth of 100 feet between parallel lines, said property being taken from the extreme southeast corner of a 63 arpent tract of land belonging to the vendor, and being further described as bounded on the North and West by Mrs. Olga F. Dupre, Vendor herein, on the East by Dillard Sylvester, and on the South by the said U. S. Highway 167, all. as will be more fully shown by a Plat of Survey dated July, 13, 1963, by Morgan Goudeau and Associates, which plat is duly recorded in the Plat records of Evangeline Parish, Louisiana.

         Being part of the same property acquired by the Vendor by act of Cash Sale from Avit B. Fontenot dated October 12, 1956, which act is recorded at Conveyance Book B-139, at Pages 268, et seq., records of Evangeline Parish, Louisiana, and bearing Original Act No. 169861.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Olga B. Fontenot by deed dated July, 28, 1965, before Gladys C. Tarver, Notary Public for the Parish of Rapides, records of Rapides Parish, and before J. Burton Foret, Notary Public for the Parish of

Evangeline, recorded in Conveyance Book B-180, Page 369, Act No. 236409, records of Evangeline Parish, Louisiana.

         There is located on Parcel 3, above described, an electric substation.

         PARCEL 4: All that certain tract or portion of land, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances and advantages thereunto belonging or in anywise appertaining, situated in Lot No. Four, Section 3, Township 9 South, Range 14 East, 9th Ward, St. Tammany Parish, Louisiana, and being more fully described as follows, to-wit:

         From the one-quarter section corner common to Section 34, T 8 S, R 14 E and Section 3, T 9 S, R 14 E, go South 89 degrees 48 minutes West 93.7 feet to the Northwest corner of Lot No. Four; thence go South 2096 feet to a point "A" set on the line dividing Lot No. Three and Lot No. Four and the East right of way line of the GM & O RR; thence go along said railroad being South 19 degrees 54 minutes East 641.6 feet to the point of beginning.

         Thence go South 71 degrees 6 minutes East 433.8 feet to an iron pipe set on the West right of way line of the Southern Railway System; thence go along said right of way line being South 18 degrees 54 minutes West 619.9 feet to the intersection of the East right of way line of the aforementioned GM & O RR; thence go along said East right of way line in a three degree curve 480 feet, more or less, to the point of curve; thence North 19 degrees 54 minutes West 263.6 feet to the point of beginning. Said parcel being designated as parcel "B" on Plat of Survey No. 4162 by John H. Sollberger, C.E. dated August 3, 1962, and containing 2.950 acres.

         Being the same property acquired by GWECO, Inc. and Gulf Welding Equipment Company Profit Sharing Trust from Fritchie Bros. Inc., by act before Gus A. Fritchie, St. Tammany Parish Notary Public, dated February 11, 1963, and recorded in the conveyance records of St. Tammany Parish, Louisiana, in Book 338, Folio 509.

EXCEPT:

1. Right of way granted by Fritchie Bros. Inc. to Central Louisiana Electric Company, Inc., by private act dated October 19, 1955, and recorded in the conveyance records of St. Tammany Parish, Louisiana, in Book 236, Folio 350.

2. Right of way granted by Fritchie Bros. Inc. to Central Louisiana Electric Company, Inc. by private act dated June 16, 1961, and recorded in the conveyance records of St. Tammany Parish, Louisiana, in Book 311, Folio 329.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from GWECO, Inc. and Gulf Welding Equipment Company Profit Sharing Trust by Hibernia National Bank in New Orleans dated August 27, 1965, before Dalton J. Barringer, Notary Public for the Parish of St. Tammany, recorded in Conveyance Book 396, Page 468, Act. No. 226904, records of St. Tammany Parish, Louisiana.

         There is located on Parcel 4, above described, a service center.

         PARCEL 5: All that certain lot or parcel of land located in the Parish of Calcasieu, State of Louisiana, described as:

         Lying within the West one-half of the Northeast Quarter of the Southwest Quarter of Section Thirty-three (33), Township Seven (7) South, Range Ten (10) West, and beginning at the Northeast corner of Section Thirty-three
(33), thence South One (1) degree forty-five (45) minutes West four thousand nineteen (4019) feet, to the South boundary of an existing dirt road; thence West along fence on the South side of road three thousand seven hundred twenty-nine (3729) feet; thence North sixty (60) feet to the North boundary of road for the point of beginning and the Southeast corner of the lot conveyed hereby; thence North two hundred fifty (250) feet to the Northeast corner of lot; thence West two hundred fifty (250) feet to the Northwest corner of lot; thence South two hundred fifty (250) feet to the Southwest corner of lot; thence East, along north boundary of road, two hundred fifty (250) feet to Southeast corner of lot, and the point of beginning, containing 1.43 acres more or less.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Jack Donald Perkins, Bruce W. Perkins, and E. W. Perkins by deed dated August 30, 1965, before Millard H. Roach, Notary Public for the Parish of Rapides, recorded in Conveyance Book 934, Page 518, Act. No. 1,000,885, records of Calcasieu Parish, Louisiana.

         There is located on Parcel 5, above described, an electric substation.

         PARCEL 6: All that certain tract or portion of land, together with an the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances and advantages thereunto belonging or in anywise appertaining, situated in Section 36, Township 8 South, Range 14 East, St. Tammany Parish, Louisiana, and more particularly described as follows, to-wit:

         From the corner common to Sections 25, 26, 35 and 36 of the above Township and Range, go South 1357.9 feet; thence East 3301.6 feet; thence South 25 feet to an iron pipe on the South side of Brown Switch Road and the point of beginning. From the point of beginning go South 115 feet to an iron pipe; thence East 100 feet to an iron pipe; thence North 115 feet to an iron pipe on the South side of the Brown Switch Road; thence West along the South side of the Brown Switch Road 100 feet to the point of beginning, containing 0.26 acres, all as per survey of Ernest M. Furby, Civil Engineer, Registration No. 1147, dated June 11, 1965, a print of which is annexed to and made part of the Parcel 6 Deed.

         Being part of the same property acquired by Theodore J. Eddins from Sam
H. Lot, by act dated May 9, 1945, recorded COP 167, Folio 350, and from the Succession of Mrs. Gladys Martin, wife of Theodore J. Eddins, No. 4169 of the Docket of the 22nd Judicial District Court for the Parish of St. Tammany.

         Further acquired by act of donation dated December 13, 1961, and recorded COB D, Folio 212; by act dated June 26, 1926, recorded COB 94, Folio 294, and from the Succession of Gladys

Martin, wife of Theodore J. Eddins, No. 4169 of the Docket of the 22nd Judicial District Court for the Parish of St. Tammany, State of Louisiana.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Theodore J. Eddins, William T. Eddins, Jane Eddins Street, and Gladys Eddins Salassi by deed dated August 16, 1965 (the "Parcel 6 Deed"), before Dalton J. Barringer, Notary Public for the Parish of St. Tammany, recorded in Conveyance Book 398, Page 376, Act No. 227,489, records of St. Tammany Parish, Louisiana.

         There is located on Parcel 6, above described, an electric substation.

         PARCEL 7: A certain piece or parcel of ground, together with all the buildings and improvements thereon, and all rights, ways, privileges, servitudes and appurtenances thereunto belonging or in any wise appertaining, situated in Square I of the Brugler Addition of the Town of Slidell, 9th Ward, St. Tammany Parish, Louisiana, and more fully described as follows, to-wit:

         Beginning at a point in the center of Harvey Front Street and being the center of Florida Avenue, thence runs on a bearing of N 88DEG. 05' East for 159.4 feet and being S 88DEG. 05' West 237.5 feet from center line of Fourth Street and Florida Avenue; thence N. 1DEG. 55' West 54.1 feet to Southwest corner of lot, and being the point of beginning; thence N. 88DEG. 05' East 32.4 feet to Southeast corner of lot; thence N 1DEG. 55' West 12 feet to Northeast corner of lot and being the south brick wall of the ice plant; thence S 88DEG. 05' West 32.4 feet along the south side of brick wall to Northwest corner of lot; thence S 1DEG. 55' East for 12 feet to Southwest corner of lot and being the point of beginning.

         All in accordance with survey by R. S. Woodruff and Associates, Inc., dated July 6, 1965, a copy of which is annexed to and made part of the Parcel 7 Act.

         Being the same property acquired by Diamond Ice Service, Inc., from Central Louisiana Electric Company, Inc., by private act dated March 10, 1959, and recorded in the conveyance records of St. Tammany Parish, Louisiana, in Book 271, Folio 541.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Diamond Ice Service, Inc., by an act of exchange dated October 19, 1965 (the "Parcel 7 Act"), before Millard H. Roach, Notary Public for the Parish of St. Tammany, recorded in COB 402, Folio 21, Entry No. 228455, records of St. Tammany Parish, Louisiana.

         There is located on Parcel 7, above described, an electric substation.

         PARCEL 8: That certain lot or parcel of ground, situated south of Coulee Des Grues, in Ward 4, Avoyelles Parish, Louisiana, in the Southeast corner of Section 52, Township 2 North, Range 4 East, and being more particularly described as follows, to-wit:

         Beginning at the point where the east line of the Marksville Hessmer Highway (State Highway No. 115) intersects with the north line of a gravelled lane, proceed along said lane South 70DEG. 00' East a distance of 291 feet to a point, thence proceed North 20DEG. 15' East a distance of

265.0 feet to a point designated the point of beginning and the southeast corner of the lot, thence proceed North 4DEG. 10' West a distance of 50 feet to a point, being the northeast corner of the lot, thence proceed South 85DEG. 50' West a distance of 75.0 feet to a point, being the northwest corner of the lot, thence proceed South 4DEG. 10' East a distance of 50 feet to a point, being the southwest corner of the lot thence proceed North 85DEG. 50' East 75 feet back to the point of beginning, being the lot designated "CLECO" on a Plat of Survey by Ralph L. Gagnard, Surveyor, dated September 4th, 1965, a copy of which is annexed to and made a part of the Parcel 8 Deed, and which plat also appears of record in Plat Book 11, Page 82, Records of Avoyelles Parish, Louisiana; said lot being bounded on the North, South, East and West by remaining lands of Frederick Andrews.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Frederick Andrews by deed dated November 26, 1965 (the "Parcel 8 Deed"), before Marc Dupuy, Jr., Notary Public for the Parish of Avoyelles, recorded in Conveyance Book A-217, Page 528, Entry No. 211536, records of Avoyelles Parish, Louisiana.

         There is located on Parcel 8, above described, a metering station.

         PARCEL 9: The North One Hundred (100) feet of Lot Six (6) of Block Two
(2) of the J. H. Jones Subdivision of the North 1010 feet of the West Half of Northeast Quarter (W 1/2 of NE 1/4) of Section Eighteen (18), Township Seven (7) South, Range Ten (10) West, La. Mer., as per plats recorded, and being a parcel of land One Hundred (100) feet square, bounded on the North by Anise Street, and being more fully described, according to a print of survey of said tract of land prepared by Ernest M. Furby, Registered Professional Engineer, dated December 4, 1965, as follows:

         A parcel of land in the J. H. Jones Subdivision, located in the North 1010 feet of the W 1/2 of the NE 1/4 of Section 18, Township 7 South, Range 10 West, Calcasieu Parish, Louisiana, further described as follows: Beginning at the SW Corner of J. H. Jones Subdivision, found a 1/2 inch iron pipe: Thence North 360 feet to NW Corner of Block 2, found a 1 inch iron pipe; thence East 700 feet to NW Comer of Lot and being the NW Corner of Lot 6 of Block 2, set a 1 inch iron rod; thence South 100 feet for corner, set a 1 inch iron pipe; thence East 100 feet for corner, set a buggy axle; thence North 100 feet to the NE Corner of said lot, set a 1 inch iron pipe; thence West 100 feet to NW, Corner of Lot; said tract containing 0.23 acres, more or less.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Jesse Yellott by deed dated December 17, 1965, before Edward K. Alexander, Notary Public for the Parish of Calcasieu, recorded in Conveyance Book 944, Page 277, Entry No. 1011238, records of Calcasieu Parish, Louisiana.

         There is located on Parcel 9, above described, an electric substation.

         PARCEL 10: Certain pieces, parcels or lots of ground, together with all buildings and improvements thereon located and all rights, ways, and privileges thereunto appertaining, being Lots 37, 38, 65 and 66 of Bayou Grosse Park, a subdivision in Rapides Parish, Louisiana, as per official plat thereof recorded in Plat Book 12, Page 44, records of Rapides Parish, Louisiana.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Champ Lumber and Development Corporation by deed dated December 31, 1965, before LeDoux R. Provosty, Jr., Notary Public for the Parish of Rapides, recorded in Conveyance Book 673, Page 828, Act No. 519600, records of Rapides Parish, Louisiana.

         There is located on Parcel 10, above described, an electric transmission line.

         PARCEL 11: Certain pieces, parcels or lots of ground together with all buildings and improvements located thereon, and all rights, ways and privileges thereunto appertaining, being, lying and situated in Rapides Parish, Louisiana and being more particularly described as follows, to-wit:

         Lots 35, 36, 96, 97, 98, 99, 132, 133, 134, 135, 136 and 137 of Bayou
Grosse Park as per Plat of Survey thereof duly recorded in Plat Book 12, Page 44 of the records of Rapides Parish, Louisiana, which plat is made a part of the Parcel 11 Deed by reference.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Clarence Earl Thornton by deed dated January 7, 1966 (the "Parcel 11 Deed"), before Richard B. Sadler, Jr., Notary Public for the Parish of Rapides, recorded in Book 674, Page 374, Entry No. 519941, records of Rapides Parish, Louisiana.

         There is located on Parcel 11, above described, an electric transmission line.

         PARCEL 12: That certain piece, parcel or plot of ground consisting of 2.83 acres, located in Ward 4 of Natchitoches Parish, Louisiana, which said plot of ground lies in and forms a part of SW 1/4 of SE 1/4 of Section 18, Township 10 North, Range 6 West, and which said plot of ground is more particularly described as follows, to-wit:

         Begin at the southwest corner of the SE 1/4 of Section 18, Township 10 North, Range 6 West of Natchitoches Parish, Louisiana, and run thence East a distance of 78 feet, or to the Eastern right of way of a blacktop parish road, and run thence North 6 degrees 20 minutes East along the Eastern right of way of said blacktop parish road a distance of 141 feet to the actual point of beginning of the property being described, and from said point of beginning, run North 6 degrees 20 minutes East a distance of 485 feet to a one-half inch iron rod which will mark the northwest corner of the plot of ground being described, run thence South 47 degrees 46 minutes East a distance of 398.7 feet to a one-half inch iron rod which marks the northeast corner of the plot of ground being described, and thence ran South 6 degrees 20 minutes West a distance of 267 feet to a one-half inch iron rod which marks the Southeast corner of the plot of ground being described, and run thence North 83 degrees 40 minutes West a distance of 323 feet to the point of beginning. This plot of ground is fully shown on a plat of survey thereof prepared by R. S. Woodruff & Associates, Inc., dated November 17, 1965, a copy of which is annexed to and made a part of the Parcel 12 Deed.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Marie Azemia Ames by deed dated January 13, 1966 (the "Parcel 12 Deed"), before June C.

Reynolds, Notary Public for the Parish of Natchitoches, recorded in Conveyance Book 267, Page 416, Entry No. 122,690, records of Natchitoches Parish, Louisiana.

         There is located on Parcel 12, above described, an electric substation.

         PARCEL 13: That certain tract or parcel of land containing 0.338 acres, more or less, situated in the Northwest Quarter of Section 10, Township 10 South, Range 1 East, La. Meridian, Acadia Parish, Louisiana, and being particularly described as commencing at the Northwest corner of Section 10, T-10-S, R-1-E, thence South 0DEG. 36' 40" East 155.9 feet to a point; thence North 89DEG. 23' 20" East 55.1 feet to a point which point is the Southwest corner of the tract; thence North 0DEG. 58' West 62.0 feet; thence North 43DEG. 47' 30" East 100.7 feet; thence North 87DEG. 52' East 57.5 feet; thence South 3DEG. 20' 20" East 130.0 feet; thence South 87DEG. 01' West
134.0 feet to the Southwest corner of the tract, as shown on the plat of survey of the said tract prepared by Letz Engineers dated January 26, 1966, a copy of which is attached to the Parcel 13 Deed.

         The vendor herein reserves unto himself and excepts from this sale all of the oil, gas and other minerals and rights thereto in, on, under, or that may be produced from the property herein conveyed.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Jules Baronet, Jr., by, deed dated January 31, 1966 (the "Parcel 13 Deed"), before Noble M. Chambers, Jr., Notary Public for the Parish of Acadia, recorded in Conveyance Book H-25, Page 622, Entry No. 358673, records of Acadia Parish, Louisiana.

         There is located on Parcel 13, above described, an electric substation.

         PARCEL 14: A certain piece, parcel or tract of land, together with all buildings and improvements, rights, ways and privileges thereto belonging or in anywise appertaining, being, lying and situated in Grant Parish, Louisiana, more particularly described as follows, to-wit:

         Lots Three (3) and Four (4) of Block Three (3), Village of Bentley, Section Eight (See. 8), Township Six North (T6N), Range One West (R1W), Grant Parish, Louisiana.

         The property herein above described was acquired by the Parcel 14 vendor with her own separate and paraphernal funds, as her own separate, extra-dotal and parphernal property administered upon by her for the benefit of her own separate estate.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Verna Mae Looper Bostwick (the "Parcel 14 vendor") by, deed dated January 28, 1966, before Millard H. Roach, Notary Public for the Parish of Rapides, recorded in Conveyance Book 150, Page 410, Entry No. 64247, records of Grant Parish, Louisiana.

         There is located on Parcel 14, above described, an electric substation.

         PARCEL 15: That certain lot of ground with all buildings and improvements thereon, together with all rights, ways, privileges and appurtenances thereunto appertaining, situated in

Section 13, T 14 S, R 9 E, Tenth Ward, St. Mary Parish, Louisiana, containing and measuring one hundred forty-seven and four-tenths (147.4) feet front on the Westerly side of an unimproved road by a depth between equal and parallel lines of two hundred forty-nine (249) feet, bounded Northerly by right-of-way of Southern Pacific Company, formerly known as Morgan's Louisiana & Texas Railroad & Steamship Company, Southerly and Westerly by property formerly, belonging to Mrs. Josephine R. Heinen, et al, now Central Louisiana Electric Company, Inc., and Easterly by said unimproved road.

         Being the same property acquired by George Green, ancestor in title of Charity Johnson Green, from the Orphan's Home Society of Louisiana by deed dated February 21, 1881, filed for record March 4, 1881, in Conveyance Book U, Folio 88, Entry No. 14402, records of St. Mary Parish, Louisiana and by Charity Johnson Green, in part, from Edward Green, et al by act dated April 14, 1919, filed for record November 10, 1919, in Conveyance Book 3-S, Folio 286, Entry No. 46251; in part, from John Henry Green by deed dated and filed for record July 9, 1945 in Conveyance Book 6-P, Folio 201, Entry No. 72704; in part, by virtue of the Judgment of Possession rendered in the Successions of George Green, et al dated June 27, 1945, filed for record June 29, 1945 in Conveyance Book 6-Q, Folio 313, Entry No. 78665; and, in part, from Albertha Green Dixon and Trever Green by deed dated August 29, 1945, filed for record September 14, 1945, in Conveyance Book 6-R, Folio 201, Entry No. 73080, all of the records of St. Mary Parish, Louisiana.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Charity Johnson Green, by deed dated December 16, 1968, before Guyton
H. Watkins, Notary Public for the Parish of Iberia, recorded in Conveyance Book 15-N, Page 580, Entry No. 138944, records of Rapides Parish, Louisiana.

         There is located on Parcel 15, above described, a generating station.

         PARCEL 16: A certain tract or parcel of land, together with all improvements thereon, situated presently in the City of Eunice, St. Landry Parish, Louisiana; said tract of land being more particularly described as beginning at a point which point is South 89DEG. 30' West, a distance of 343 feet, and North 1DEG. 25' West a distance of 627.84 feet from the Northwest corner of the intersection of Eisenhower Street and U. S. Highway 190 (Laurel Avenue) in the Town of Eunice, St. Landry Parish, Louisiana, thence from said point of beginning running North 1DEG. 25' West, a distance of 116.16 feet; thence running South 88DEG. 50' West, a distance of 116.16 feet; thence running South 1DEG. 25' East, a distance of 116.16 feet; thence running North 89DEG. 30' East, a distance of 116.16 feet to point of beginning; said tract of land being bounded, now or formerly, as follows, to-wit: On the North by Joseph Fruge, on the South by the Parcel 16 Vendor, on the East by Ashy-Stagg Addition and on the West bv Joe Manuel; which said property being the same property which Mitchell N. Ashy acquired from Clifton Clause on January 6, 1966, by act executed before Isom J. Guillory, Jr., Notary Public.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Mitchell N. Ashy (the "Parcel 16 Vendor") by deed dated February 14, 1968, before Isom J. Guillory, Jr., Notary Public for the Parish of St. Landry, recorded in Conveyance Book B-15, Page 32, Entry No. 516557, records of St. Landry Parish, Louisiana.

         There is located on Parcel 16, above described, an elevated water tank.

         PARCEL 17: A certain lot or parcel of ground, unimproved, together with all rights, ways, privileges, servitudes and appurtenances thereunto belonging, situated in the Fourth Ward of the Parish of Iberia, State of Louisiana, containing and measuring 50 feet front on the north side of the public road leading from Loreauville to Lake Dauterive, having a depth, between parallel lines, of 100 feet, being bounded on the North by remainder of the property of Maria Braquet Alleman, on the South by the public road leading from Loreauville to Lake Dauterive, on the East by property of Antoine Braquet, or assigns (formerly the property of Laurance Braquet), and on the West by a strip of land belonging to Maria Braquet Alleman separating the property sold hereunder from the right-of-way of the New Iberia & Northern Railroad Company (sometimes referred to as the Missouri Pacific Railroad). The property sold and conveyed hereunder is shown and depicted on a plat of survey made by G. K. Pratt Munson, Civil Engineer, dated March 23, 1966, a copy whereof is attached to the Parcel 17 Deed and paraphed "No Varictur" for identification therewith.

          Being a portion of the property acquired in full ownership by Marie Braquet Alleman under a partition entered into among the heirs of Leon Braquet and Octavie Richard Braquet, dated August 21, 1958, recorded in Conveyance Book 337, at Folio 227, under Entry No. 109671, and being carved out of a parcel of land sometimes referred to as Lot 10-A of Map 4 of the partition among the heirs of Bertrand Braquet, which partition is dated November 10, 1935, and is recorded in Conveyance Book 125, Folio 544, under Entry No. 49053 of the records of Iberia Parish, Louisiana.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Marie Braquet Alleman by deed dated April 12, 1968 (the "Parcel 17 Deed"), before Charles C. Jaubert, Notary Public for the Parish of Iberia, recorded in Conveyance Book 491, Page 500, Entry No. 135884, records of Iberia Parish, Louisiana.

         There is located on Parcel 17, above described, an electric substation.

         PARCEL 18: A certain piece, parcel or lot of ground and all rights, ways and privileges thereunto appertaining, all buildings and improvements thereon situated, being more particularly described as follows, to-wit:

         Begin at a point where the East line of Section 15, Township 1 North, Range 1 West, intersects the North right-of-way line of Louisiana State Highway 112; thence run North 28 degrees 35 minutes West along the East line of said
Section 15, 402.7 feet; thence run South 61 degrees 25 minutes West, 340 feet; thence run South 28 degrees 35 minutes East, 300 feet to the North right-of-way -line of Louisiana State Highway 112; thence run Northeasterly along said North right-of-way line 355 feet, more or less, to the point of beginning, said lot containing 2.79 acres, more or less, and being located in the fractional Northeast Quarter of Section 15, Township 1 North, Range 1 West, in the Parish of Rapides, State of Louisiana.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Roy O. Martin Lumber Co., Inc., by deed dated April 26, 1966, before John F. Munsterman, Notary Public for the Parish of Rapides, recorded in Conveyance Book 681, Page 308, Entry No. 524319, records of Rapides Parish, Louisiana.

         There is located on Parcel 18, above described, an electric substation.

         PARCEL 19: A certain tract or parcel of land, being irregular in shape, and comprising 0.07 Acres, more or less, located in Section Thirteen (13), Township Three (3) South, Range One (1) West, Louisiana Meridian, Evangeline Parish, Louisiana; said tract of land being further described as commencing at a point which is the Southeast corner of the existing Central Louisiana Electric Co., Inc. Lot, and from that point, running East a distance of thirty-two (32) feet; thence North a distance of sixty eight point sixty-seven (68.67) feet; thence West a distance of eighty-two (82) feet; thence South a distance of eighteen point sixty-seven (18.67) feet to the Northwest corner of the existing Central Louisiana Electric Co. Lot; thence East fifty (50) feet; thence running South fifty (50) feet to point of beginning. All as will more fully appear by reference to Plat of Survey dated May 13, 1966, made by Ernest M. Furby, Civil Engineer, which plat is attached to and made part of the Parcel 19 Deed.

         Being the same property acquired by vendor in the Parcel 19 Deed, Lucian L. Chaffin, from Leonard Chaffin, et ux, by Mortgage Sale bearing Original Act No. 176117, dated July 19, 1957, filed July 26, 1957, in Mortgage Book No. 81 at Page 521 and Conveyance Book B-144 at Page 299, Evangeline Parish Records.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Lucian L. Chaffin by deed dated May 19, 1966 (the "Parcel 19 Deed"), before Jean W. Pucheu, Notary Public for the Parish of Evangeline, recorded in Conveyance Book B-184, Page 373, Entry No. 243543, records of Evangeline Parish, Louisiana.

         There is located on Parcel 19, above described, an electric substation.

         PARCEL 20: A certain tract or parcel of land together with an rights, ways, means and privileges thereunto belonging or in anywise appertaining, containing 5.12 acres, more or less, being more particularly described as follows, to-wit: Beginning at the SE corner of Section 11, Township 1 South, Range 3 East, Ward 9, Avoyelles Parish, Louisiana, being the projected intersection of North-South and East-West fences; thence South 89DEG. 52' West 1621 feet; thence North 0DEG. 24' East 1447 feet, set a 1/2" iron pipe for the Southeast corner of this tract, being point of beginning; thence North 420.4 feet, set a 1/2" iron pipe on the Northeast corner of this tract; thence South 89DEG. 30' West 670.7 feet to a 3/4" iron pipe on the East right-of-way of Louisiana Highway No. 115; thence South 31DEG. 16' East
100.0 feet, set a stake; thence 30DEG. 10' East 100.0 feet, set a stake; thence South 28DEG. 56' East 100.0 feet, set a stake; thence South 27DEG. 44' East 96.5 feet, set a 1/2" iron pipe, the Northwest corner of existing CLECO Lot; thence North 61DEG. 07' East 113.0 feet to a 3/4" iron pipe on the Northeast corner of existing CLECO Lot; thence South 8DEG. 27' East 138.0 feet, set a 1/2" iron pipe on the Southeast corner of existing CLECO Lot; thence North 88DEG. 00' East 355.9 feet to point of beginning of this tract.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Mrs. Altie Firmin Dubroe and Emeric Dubroe by deed dated June 13, 1966, before John A. Boatner, Jr., Notary Public for the Parish of Avoyelles, recorded in Conveyance Book A-220, Page 238, Entry No. 214590, records of Avoyelles Parish, Louisiana.

         There is located on Parcel 20 above described, an electric substation.

         PARCEL 21: The North Twenty-six and Thirty-five One Hundreths (26.35) feet, of Lots Eighteen (18), Nineteen (19) and Twenty (20) of Block Two (2) of Acme Products Company Subdivision, or Addition, to the City of DeQuincy, Calcasieu Parish, Louisiana, as per plat recorded in Plat Book 7, Page 192 and 193 of the Records of Calcasieu Parish, Louisiana.

         Also, a strip of land adjoining said Lots Eighteen (18), Nineteen (19) and Twenty (20) of Block Two (2), Acme Products Company Subdivision on the North, measuring Twelve (12) feet in width, North South, by a length of One Hundred Eighty (180) feet, East and West, the East end thereof being bounded by Grand Avenue, and being a portion of the alley running through said Block Two
(2), abandoned, released and conveyed to the contiguous landowners by Ordinance No. 600 of the City of DeQuincy, Louisiana.

         Also, a strip of land measuring Six (6) feet North and South, by Sixty
(60) feet East and West, adjoining the South end of Lot Four (4) of BI ock Two
(2) of said Acme Products Company Subdivision, and adjoining that part of alley abandoned by City oi DeQuincy, which adjoins Lot Seventeen (17), Block Two (2), Acme Products Company, Subdivision, already owned by Central Louisiana Electric Company, Inc.

         Being the same property acquired by, Central Louisiana Electric Company, Inc. by an act of exchange from DeQuincy General Hospital, Inc., by deed dated May 21, 1968, before Edward K. Alexander, Notary Public for the Parish of Calcasieu, recorded in Conveyance Book 1041, Page 37, Entry No. 1104389, records of Calcasieu Parish, Louisiana.

         PARCEL 22: A certain tract or parcel of land, comprising 0.35 acres, located in the North Half (N 1/2) of the North Half (N 1/2%) of Section Thirteen
(13), Township Three (3) South, Range One (1) West, Louisiana Meridian, Evangeline Parish, Louisiana; said tract being further described as commencing at a point which is the Southeast corner of the .07 acre tract purchased by Central Louisiana Electric Company from Lucian L. Chaffin by, Sale dated May 19, 1966; thence from that point running East a distance of two hundred twenty-five
(225) feet: thence running North a distance of 68.67 feet; thence West a distance of two hundred twenty-five (225) feet; thence South, along the Eastern boundary of Central Louisiana Electric Company's .07 tract of land, a distance of sixty-eight point sixty-seven (68.67) feet to point of beginning, and being further described as that certain tract of land identified as Lot No. Three (3) on Plat of Survey dated February 9, 1967, made by James Gilchrist, which plat is attached to the Parcel 22 Deed.

         Being part of the same property acquired by Lucian L. Chaffin from Leonard Chaffin, et ux, by Mortgage Sale bearing Original Act No. 176117, dated July 19, 1957, filed July 26, 1957, in Mortgage Book No. 81 at Page 521 and Conveyance Book B-144 at Page 299, Evangeline Parish Records.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Lucian L. Chafflin by deed dated March 16, 1967 (the "Parcel 22 Deed"), before Jean W. Pucheu, Notary Public for the Parish of Evangeline, recorded in Conveyance Book B-187, Page 613, Entry No. 251207, records of Evangeline Parish, Louisiana.

         There is located on Parcel 22, above described, an electric substation.

         PARCEL 23: A certain tract or parcel of ground, situated just East of the City of Eunice, in St. Landry Parish, Louisiana, being identified as Lots Nos. Eleven (11) and Twelve (12) of Block No. Sixteen (16) of the Harris Subdivision Extension, Revised, all as will be shown by reference to a certain Map of Survey made for Central Louisiana Electric Company, Inc., signed by George G. Briggs, Civil Engineer, which said Plat is attached to and made part of the Parcel 23 Deed; the WHOLE of said property having a front on Athabaska Street of 104.7 feet, by a depth running South between parallel lines a distance of 138.5 feet to Public Alley, and having a width along the said public alley of 104.S feet; and bounded North by, Athabaska Street, South by Public Alley, East by St. Mary Street, and West by Lot 10 of said Block 16; and being a portion of the property which Vendor acquired from Marie Fruge Ledav by Act of Sale dated March 9, 1966, recorded in the Clerk's Records, St. Landry Parish, Louisiana, as Original Act No. 517034, in Conveyance Book C-15, at Page 34.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Harris Realty, Inc. by deed dated March 30, 1967 (the "Parcel 23 Deed"), before Jacque B. Pucheu, Notary Public for the Parish of St. Landry, recorded in Conveyance Book T No. 15, Page 491, Entry No. 525087, records of St. Landry Parish, Louisiana.

         There is located on Parcel 23, above described, an electric substation.

         PARCEL 24: A certain tract or parcel of ground, situated in the Parish of Beauregard, State of Louisiana, to-wit:

         A part of the Southwest quarter of the Northeast Quarter (SW 1/4 of NE 1/4) and a part of the Northwest Quarter of the IN ortheast Quarter (NW 1/4 of NE 1/4), of Section Four (4), Township Three (3) South, Range Nine (9) West, Louisiana Meridian described as follows:

         Beginning at a point 601.9 feet South 89 degrees 45 minutes West and 1262.5 feet south 15 degrees 0 minutes West from the Northeast comer of the NW 1/4 of NE 1/4 of Section 4, Township 3 South, Range 9 West, thence North 85 degrees 42 minutes East 205.1 feet to the West Right-of-way line of Highway No. 104; thence South 26 degrees 40 minutes West along said Right-of-way line a distance of 200 feet; thence South 77 degrees 40 minutes West 161.9 feet; thence North 15 degrees 0 minutes East 200 feet to the point of beginning.

         Subject to any street, road or highway rights-of-way which may be upon or over the subject property.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Lamar T. Schweitzer by deed dated May 17, 1967, before H. O. Lestage, III, Notary Public for the Parish of Beauregard, recorded in Conveyance Book 236, Page 16, Entry No. 187547, records of Beauregard Parish, Louisiana.

         There is located on Parcel 24, above described, a store yard.

         PARCEL 25: That certain plot of ground, located in the Town of Coushatta, Red River Parish, Louisiana, together with all improvements thereon located and appurtenances thereunto appertaining, consisting of 3.27 acres as shown on a plat of survey made by W. L. Mangham, Jr., Registered Surveyor dated May 6, 1967, a copy of which is annexed to and made a part of the Parcel 25 Deed, which said plot of ground lies in and forms a part of SE1/4 of NW1/4 in Section 19, Township 12 North, Range 9 West and which is more particularly described as beginning at a one inch iron pipe set at the Northwest Corner of a three acre plot of ground sold by the Parcel 25 vendor to A. T. Gates by deed dated July 12, 1955, and recorded in Conveyance Book 96, Page 160, said point of beginning being 516 feet North and 25 feet West of the Southwest Corner of SW1/4 of NE1/4 in Section 19, Township 12 North, Range 9 West and from this point of beginning run thence North 0 degrees 39 minutes East a distance of 438.9 feet to a one inch iron pipe, run thence North 88 degrees 39 minutes West a distance of 105.0 feet to a five inch iron corner fence post in the East line of the Doxie Bailev three acre tract of land, run thence South 0 degrees 44 minutes East along and with Doxie Bailey's East line a distance of 144.0 feet to a five inch iron corner fence post, run thence South 79 degrees 39 minutes West along and with Doxie Bailey's South line a distance of 314.5 feet to a 3/4 inch iron pipe at a fence corner in Fred McDowell's East line, run thence South 0 degrees 11 minutes West with the East line of Fred McDowell's property a distance of
313.0 feet to a 3/4 inch iron pipe set at the Northwest Corner of the A. T. Gates three acre plot of ground, run thence North 80 degrees East with the North line of the A. T. Gates three acre plot of ground a distance of 415.0 feet to the point of beginning.

         The property herein sold was acquired in part from B. O. Jones by deed dated May 9, 1939, and recorded in Conveyance Book 62, Page 141 as corrected by Act dated January 20, 1949, and recorded in Conveyance Book 85, Page 274 and in part by purchase from Belle C. Armistead by deed dated November 17, 1943, and recorded in Conveyance Book 70, Page 73, records of Red River Parish, Louisiana.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Willie Fulton Nails (the "Parcel 25 Vendor") by deed dated June 12, 1967 (the "Parcel 25 Deed"), before Margie Worsham, Notary Public for the Parish of Red River, Louisiana, recorded in Conveyance Book 122, Page 496, Entry No. 113141, records of Red River Parish, Louisiana.

         There is located on Parcel 25, above described, a water well and reservoir.

         PARCEL 26: The following described property situated in the Parish of St. Mary, State of Louisiana, adjudicated to the State in the name of Jessie White for unpaid taxes of the year 1911, and acquired at Sheriff's Sale No. 6223 at Franklin, Louisiana, on May 3, 1967, under the provisions of
Section 2189, Title 47, Louisiana Revised Statutes of 1950:

         Lot North Brown, East Borah, South Hackney, West Paddy.

         Being the same property acquired by Thomas Allen Bonnet, by Patent No. 19911, recorded in Book 14-U, Pap 359, Entry No. 133494, records of St. Mary Parish, Louisiana.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Thoma Allen Bonnet by Recognitive Act dated June 21, 1967, before Millard H. Roach, Notary Public for the Parish of Rapides, recorded in Conveyance Book 14-V, Page 175, Entry No. 133730, records at St. Mary Parish, Louisiana.

         PARCEL 27: All that certain tract or portion of land, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances and advantages thereunto belonging or in anywise appertaining, situated in Ozone Park Subdivision, in Section 22, Township 7 South, Range 11 East, St. Tammany Parish, Louisiana, as shown on a survey by Robert A. Berlin, dated July 12, 1967, and bearing Number 1903, a copy of which is annexed to and made part of the Parcel 27 Deed, and more particularly described as follows, to-wit:

         Lots 29, 30, 31 and 32 of Block 10 of said Ozone Park Subdivision.

         Said Lots are adjacent and contiguous and each front 35 feet on Beech Street, by a depth of 150 feet between equal and parallel lines.

         Block 10 is bounded by Mandeville Road, Maple Avenue, Pearl Street and Beech Street.

         The Parcel 27 Vendor acquired from the State of Louisiana at a Sheriff's sale dated August 12, 1964, recorded in COB 367, Folio 517, and by amended Process Verval dated October 7, 1964, recorded in COB 371, Folio 140, and by Judgment confirming tax title in Suit No. 26,351, 22nd Judicial District Court, Parish of St. Tammany, State of Louisiana, judgment dated June 9, 1967, and recorded in COB 461, Folio 361.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Dalton J. Barringer (the "Parcel 27 Vendor") by deed dated July 21, 1967 (the "Parcel 27 Deed"), before William J. Jones, Notary Public for the Parish of St. Tammany, Louisiana. Recorded in Conveyance Book 467, Page 198, Entry No. 246269, records of St. Tammany Parish, Louisiana.

         There is located on Parcel 27, above described, an electric substation.

         PARCEL 28: That certain lot of. ground, with all rights, ways, privileges and servitudes thereunto appertaining, situated in Section 13, Township 14 South, Range 9 East, Tenth Ward, St. Mary Parish, Louisiana, containing and measuring one hundred forty-seven and four-tenths (147.4) feet front on the easterly side of a shell road by a depth between equal and parallel lines of two hundred two (202) feet, bounded Northerly by right of way of Southern Pacific Company, formerly known as Morgan's Louisiana & Texas Railroad & Steamship Company, Southerly and Easterly by property formerly belonging to Mrs. Josephine R. Heinen, et al, now Central

Louisiana Electric Company, Inc., and Westerly by property formerly belonging to Mrs. Josephine R. Heinen, et 4 now Central Louisiana Electric Company, Inc. and/or said shelled road:

         Being that property designated "Henry Brown" within the corners "D, E, F, G, D" according to the plat of survey showing property of Mrs. Josephine R. Heinen, et al prepared by T. F. Kramer, Civil Engineer and Surveyor, dated June 26, 1951, a photocopy extract of which is attached to and made a part of the Parcel 28 Deed.

         Being the same property acquired by Henry Brown, ancestor of vendor, from the Orphans Home Society of Louisiana by act dated and filed for record February 18, 1882, in Conveyance Book U, Folio 504, Entry No. 14697, records of St. Mary Parish, Louisiana.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Victoria Alberta Wooden Wilson by deed dated August 1, 1967, before George M. Hakim, Notary Public for Wayne County, Michigan, recorded in Conveyance Book 14-W, Page 405, Entry No. 134122, records of St. Mary Parish, Louisiana.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Alexander Terry by deed dated June 28, 1967, before Millard H. Roach, Notary Public for the Parish of Rapides, recorded in Conveyance Book 14-U, Page 269, Entry No. 133779, records of St. Mary Parish, Louisiana.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Vivian Terry Dove by deed dated July 11, 1967, before John
C. Hoover, Notary Public, recorded in Conveyance Book 14-U, Page 605, Entry No. 133964, records of St. Mary Parish, Louisiana.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Louis Thomas Brown by deed dated July 18, 1967 (the "Parcel 28 Deed"), before Jacob D. Landry, Notary Public for the Parish of New Iberia, recorded in Conveyance Book 14-U, Page 607, Entry No. 133965, records of St. Mary Parish, Louisiana.

         There is located on Parcel 28, above described, an electric generating station.

         PARCEL 29: A certain vacant tract or parcel of land, situated in Irregular Section Forty-mine (49), Township Four (4) South, Range Two (2) East, Evangeline Parish, Louisiana, measuring eighty-eight (88) feet on Lincoln Street by a depth between parallel lines of one hundred fifty (150) feet; and being further described as coninienchil at a point which is the Southeast corner of property belonging to Purchaser herein (which property was purchased from Lucy Vidrine Dardeau by Act of Cash Sale dated March 28, 1961, filed April .5, 1961 in Conveyance Book B-160 at page 146, et seq., Original Act No. 202631, Evangeline Parish Records); thence from that point running in an easterly direction, along Lincoln Street, a distance of eighty-eight (88) feet; thence from that point, running in a northerly direction a distance of one hundred fifty (150) feet; thence from that point running in a westerly direction a distance of eighty-eight (88) feet; thence from that point running in a southerly direction a distance of one hundred fifty (150) feet to point of beginning and bounded on the North and East by Mrs. Lucy V. Dardeau; South by Lincoln Street; West by Central Louisiana Electric Co., Inc., all as will more fully appear by reference to Plat of Survey made by Morgan Goudeau & Associates, dated November 8, 1967, attached to and made part of the Parcel 29 Deed.

         This land is subject to that certain right-of-way grant by the Parcel 29 Vendors in favor of Evangeline Parish Police Jury for the purpose of widening Lincoln Street, dated May 9, 1967, recorded as Original Act No. 252402, Conveyance Book B-188 at Page 409, Evangeline Parish Records.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Leonard Dardeau and Lucy Virdrine Dardeau (the "Parcel 29 Vendors") by deed dated December 29, 1967 (the "Parcel 29 Deed"), before Jean
W. Pucheu, Notary Public for the Parish of Evangeline, recorded in Conveyance Book B-191, Page 44, Entry No. 258038, records of Evangeline Parish, Louisiana.

         PARCEL 30: A certain lot or parcel of land containing 4.965 acres, situated approximately one mile south of the Town of Marksville in the Third Ward of Avoyelles Parish, Louisiana, lying in and forming a portion of the N/2 of Section 5, Township 1 North, Range 4 East, and being bounded on the North and East by a Parish Public Road and a small lot presently owned by Central Louisiana Electric Company, Inc., and on the South and West by remaining land of the Parcel 30 vendor, Nolan Gagnard; the lot herein conveyed is shown on a plat of survey made by R. S. Woodruff & Associates, Inc., dated January 11, 1968, a copy of which is attached to and made a part of the Parcel 30 Deed, and is further described, according to said survey, as follows: From the southeast corner of Section 77, T1N, R4E, run N 57DEG. 40' E 566.9 feet to a point in the south right of way line of a Parish road; thence S 60DEG. 48' E 20.22 feet to corner and point hereinafter referred to as the point of beginning; thence S 60DEG. 48' E 325.28 feet along the south right of way line of Parish road to a point and corner (being the northwest corner of existing CLECO lot); thence 50DEG. 11' W 53 feet to a point and corner (being the southwest corner of existing CLECO lot); thence S 60DEG. 48' E 60 feet to a point on the west right of way line of a Parish road and corner (being the southeast corner of existing CLECO lot); thence S 0DEG. 11' W 416.99 feet along the west right of way line of Parish road to a point and comer; thence N 60DEG. 48' W 674.44 feet to a point and corner; thence N 37DEG. 40' E 415.53 feet to the point of beginning. This is a portion of the same property acquired by the Parcel 30 vendor, Nolan Gagnard, from the widow and heirs of Shelby Gaspard by deed dated June 17, 1950, and recorded in Conveyance Book A-144, Page 29, records of Avoyelles Parish, Louisiana.

         Being the same property acquired by Central Louisiana Electric Company Inc. from Nolan Gagnard by deed dated January 16, 1968 the Parcel 30 Deed, before Edwin L. Lafargue, Notary Public for the Parish of Avoyelles, recorded in Conveyance Book A-227, Page 637, Entry No. 223158, records of Avoyelles Parish, Louisiana.

         There is located on Parcel 30, above described, an electric substation.

         PARCEL 31: A certain piece, parcel or tract of land, together with all improvements located thereon and all rights, ways and privileges thereto appertaining, being, lying and situated in Rapides Parish, Louisiana, and being a part of Lot B of Lake Hills Subdivision, Unit No. 3, located in Section 2, Township 4 North, Range 1 East, and being more particularly described as follows, to-wit:

         Start at the Southeast corner of Lot 6 of Section 2 as per plat recorded at Plat Book 12, Page 42, of the records of Rapides Parish; thence go due West 550 feet to the point of beginning, from said point of beginning thus established continue West and go a distance of 116.6 feet to a point; thence turn North 17 degrees 04 minutes West and go 63.3 feet to a point; thence turn North 74 degrees 32 minutes East and go 139.7 feet to a point; thence turn due South and go 97.8 feet back to the point of beginning; all as is more particularly shown on plat of survey by R. S. Woodruff & Associates, Inc., dated February 10, 1968, a, copy of which is attached to the Parcel 31 Deed, said are herein described being enclosed within red lines on said plat and contains 0.23 acres, more or less.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Richard E. Lee, Stanley Hromadka, Frank Hromadka and Wesley Hromadka by deed dated March 8,1968 (the "Parcel 31 Deed"), before Charles F. Wagner, Notary Public for the Parish of Rapides, recorded in Conveyance Book 711, Page 882, Entry No. 547137, records of Rapides Parish, Louisiana.

         There is located on Parcel 31, above described, an electric substation.

         PARCEL 32: A certain lot or parcel of land lying in and forming a portion of Section 4, Township 1 North, Range 6 East, Avoyelles Parish, Louisiana, containing two-tenths (2/10ths) of an acre, more or less, and described as follows :

         Beginning at a point in the center of the public road between Bordelonville and Hamburg on the property line common to the properties of Jacob Paul Bordelon and Rudolph Bordelon, which point is the southeast corner of the lot herein described, thence due West a distance of 102 feet along said property line to a corner common to the properties of Jacob Paul Bordelon, Rudolph Bordelon and Filmore Tassin, which point is the southwest corner of the lot herein described, thence due North along the property, line common to Jacob Paul Bordelon and Filmore Tassin a distance of 100 feet to the point which is the northwest corner of the lot herein described, thence due East 102.8 feet to a point in the center of the public road, which point is the northeast corner of the lot herein described, thence South 0 degrees 28 minutes West a distance of 100 feet to the point of beginning; and bounded now or formerly on the North by Jacob Paul Bordelon, East by the center line of the public road, South by Rudolph Bordelon, and West by Filmore Tassin, and more particularly identified on plat of survey by R. S. Woodruff & Associates, Inc., dated April 15th, 1968, copy of which is attached to and made a part of the Parcel 32 Deed; and being a portion of that certain tract of land acquired by Jacob Paul Bordelon from the heirs of Edward Levi Bordelon by deeds dated February 12th, May 14th, May 21st, September 11th, and September 20th, 1957, recorded in Conveyance Book A-172 at Pages 215 and 217; Book A-173 at pages 79 and 81; and Book A-175 at Pages 49 and 51, all Records of Avoyelles Parish, Louisiana.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Jacob Paul Bordelon by deed dated April 18, 1968 (the "Parcel 32 Deed") before Marc Dupuy, Notary

Public for the Parish of Avoyelles, recorded in Conveyance Book A-299, Page 35, Entry No. 244776, records of Avoyelles Parish, Louisiana.

         There is located on Parcel 32, above described, an electric substation.

         PARCEL 33: All that certain tract or portion of land, together with all the buildings and improvements thereon, and all the rights, ways, privileges, servitudes, appurtenances and advantages thereunto belonging or in anywise appertaining, situated in Section 44, Town ship 9 South, Range 14 East, 9th Ward, St. Tammany Parish, Louisiana, as shown on a survey by J. V. Burkes, C.E., dated February 15, 1968, bearing No. 5312, a copy of which is annexed to and made part of the Parcel 33 Deed, and more fully described as follows, to-wit:

         From the corner common to Sections 16, 15, 21 and 22 of said Township 9 South, Range 14 East go South 66 degrees 1 minute West 321 feet; thence South 26 degrees 37 minutes West 2100 feet to point "A"; thence go South 63 degrees 23 minutes East 400 feet; thence go South 26 degrees 37 minutes West 50 feet to point "B", which is the point of beginning. From the point of beginning go South 63 degrees 23 minutes East 100 feet; thence go South 26 degrees 37 minutes West 100 feet; thence go North 63 degrees 23 minutes West 100 feet; thence go North 26 degrees 37 minutes East 100 feet back to the point of beginning.

         Being the same property acquired by the Salmen Company, a partnership composed of Fred W. Salmen, Raymond F. Salmen, Ellarose Salmen Sullivan and William H. Sullivan, Jr., who acquired from Fred W. Salmen, by act dated December 7, 1962, recorded COB 339, Folio 491 of the records of St. Tammany Parish, Louisiana.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from the Salmen Company, by deed dated April 16, 1968 (the "Parcel 33 Deed"), before Paul B. Deal, Notary Public for the Parish of Orleans, recorded in Conveyance Book 493, Page 178, Entry No. 252645, records of St. Tammany, Parish, Louisiana.

         There is located on Parcel 33, above described, an electric substation.

         PARCEL 34: The following described property, situated in Acadia Parish, Louisiana, to-wit:

         TRACT 1: That certain tract or parcel of land containing 0.34 acres, situated in Section Eight (8), Township Ten (10) South, Range One (1) East, Louisiana Meridian, in Acadia Parish, Louisiana, and being more particularly described as follows:

         Commencing at a point in the center line of the Southern Pacific Railroad right-of-way located 5,371.2 feet South 64DEG. 15' West from the
West Line of Western Avenue in the City of Crowley, Louisiana, and running thence South 25DEG. 45' East a distance of 630.0 feet to the South boundary line of a public road. Thence South 64DEG. 15' West along the South boundary line of said road a distance of 666.7 feet to the point of beginning of this description. Thence from said point of beginning, South 64DEG. 15' West along the South boundary line of said road a distance of 150.0 feet to the right-of-way line of the Roller Canal. Thence South 61DEG. 30' East along said right-of-way line a distance of 92.4 feet. Thence South 63DEG. 12' East along said right-of-way line a distance of 80.6 feet. Thence South 69DEG. 26' East along said right of-way line a distance of 68.1 feet. Thence North 25DEG. 45' West a distance of 188.2 feet to the point of beginning, as per plat of survey by Letz Engineers dated April 26, 1968, annexed to and made part of the Parcel 34 Deed, SAVE AND EXCEPT: the oil, gas, sulphur and other minerals in and under and that may be produced and saved from said property.

         TRACT 2: A servitude for the construction, accommodation and maintenance of a "guy installation" and appurtenances on vendor's property at the point designated "proposed guy installation" on the plat annexed to and made part of the Parcel 34 Deed.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Glenn Howard Roller by deed dated May 20, 1968 (the "Parcel 34 De--111), before Lawrence G. Pugh, Jr., Notary Public for the Parish of Acadia, recorded in Conveyance Book Y-26, Page 116, Entry No. 373689, records of Acadia Parish, Louisiana.

         There is located on Parcel 34, above described, an electric substation.

         PARCEL 36: All of the East Half of the Northeast Quarter of Section 33, Township 4 North, Range 12 West, and all of the North Half of the Northwest Quarter of Section 34, Township 4 North, Range 12 West, Sabine Parish, Louisiana, save and except that portion conveyed to Sabine River Authority -- State of Louisiana (as Toledo Bend Project Tract No. 617), by deed dated October 2, 1964, as more particularly described by metes and bounds as follows:

         All bearings in this description are grid bearings based on the Louisiana Lambert Coordinate System, North Zone, and coordinates, where given, are also based on said system.

         A tract of land being a part of the North 1/2 of the NW Quarter of
Section 34, and the East 1/2 of the NE Quarter of Section 33, T 4 N, R 12 W, Sabine Parish, Louisiana, more particularly described by metes and bounds as follows:

         Begin at the NE corner of the NW Quarter of Section 34, T 4 N, R 12
W;

         Thence S 89DEG. 47' 39" W along north line of Section 34 a distance of 969.41 feet to a point on the taking line traverse of the shoreline survey of the Toledo Bend Reservoir, said point having coordinates of X=1, -660,821.2 and Y=229,000.0;

         Thence with the taking line traverse as follows:

             BEARING                  DISTANCE TO POINT
     DEG.      MIN.      SEC.        FEET
     S 41       10       47 W        172.78        950
     S 72       48       35 W        461.78        951
     N 28       41       13 W         222.6        952
     N 06       43        19          78.04  to a point on the north line of Section 34, T 4 N,
   R 12 W;

         Thence S 89DEG. 47' 39" W along north line of Section 34 a distance of 509.93 feet to a point on the taking line traverse, said point being N 89DEG. 47' 39" East 488.04 feet from the NW corner of Section 34, T 4 N, R 12 W, said corner having coordinates of X=1,659,191.6 and Y=229,- 015.8;

         Thence with the taking line traverse as follows:

             BEARING                  DISTANCE TO POINT
     DEG.      MIN.      SEC.        FEET
     S 21        8       17 W        198.7         977
     S 34        2       58 W          164         978
     S 01       15       09 W       445.65         979
     S 23        4       35 W       196.22         980
     N 86       21       51 W       239.05  to a point on the east line of Section 33, T 4 N, R 12
W, said point being N 000 33' 55" E, 328.84 feet from the SE Corner of the NE
Quarter of the NE Quarter of Section 33, T 4 N, R 12 W, said point also having coordinates of X = 1,659,180.6 and Y = 228,078.0;

         Thence continue with the taking line traverse as follows:

             BEARING                  DISTANCE TO POINT
     DEG.      MIN.      SEC.        FEET
     N 86       21       51 W        268.73        981
     N 36       57       18 W           164        978
     N 66       21       45 W
     N 24        6       12 W
     N 04       19        28
     N 74       27       50 W
     S 20        0       13 W
     S 12        8         5
     S 36       42         9         445.65        979
     S 67       27       35 W        196.22        980
     N 72       33       51 W        239.05  to a point on the east line of Section 33, T 4 N, R 12
W, said point being N 000 33' 55" E, 328.84 feet from the SE Corner of the NE
Quarter of the NE Quarter of Section 33, T 4 N, R 12 W, said point also having coordinates of X = 1,659,180.6 and Y = 228,078.0;

         Thence S 00DEG. 35' 34" W along wed line of said eighty 1233.37 feet to the SW corner of said eighty;

         Thence 8 89DEG. 02' 09" E along south line of said eighty 1300.04 feet to the BE corner of said eighty;

         Thence N 00DEG.33' 55" E along east line of Section 33, a distance of 1322.43 feet to the SW corner of North 1/2 of the NW Quarter of Section 34, T 4 N, R 12 W;

         Thence S 89DEG. 15' 59" E along south line of said eighty 2655.64 feet to the BE corner of the eighty;

         Thence N 00DEG. 39' 10" E along east Hue of the eighty 1326.89 feet to the point of beginning, containing in the aggregate 115.91 acres.

         Together with all of the surface right and interest of the Parcel 35 Grantor in and to the first described tract contained in that certain lease from the Sabine River Authority, State of Louisiana, to the Parcel 35 Grantor dated October 19, 1964; said first described tract being particularly described as follows:

         All that portion of tract No. 617 that lies Lakeward of the taking line traverse of the shoreline survey of the Toledo Bend Reservoir and above in elevation the 172.0 feet MSL contour containing 11.42 acres, more or less, said tract No. 617 being a part of the North 1/2 of the NW1/4 of Section 34, and the East 1/2 of the NE 1/4 of Section 33, Township 4 North, Range 12 West, Sabine Parish, Louisiana.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from the Southwestern Improvement Company (the "Parcel 35 Grantor") by deed dated June 6, 1968, before Augusta M. Twomey, Notary Public in and for the County of Cook, State of Illinois, recorded in Conveyance Book 220, Page 182, Entry No. 201157, records of Sabine Parish, Louisiana.

         PARCEL 36: That certain lot of ground, with all rights, ways, privileges and servitudes thereunto appertaining, situated within the corporate limits of the City of New Iberia, Iberia Parish, Louisiana, containing and measuring ninety-eight (98) feet front on the Southerly side of East Dale Street by a depth of ninety-six (96) feet, being bounded Northerly by property of Ada D. Bernard, her heirs or assigns, Southerly by said East Dale Street, Easterly by property of Paul Lawrence Crouchet, or assigns, and Westerly by Property of Willie Bell, his heirs or assigns.

         Being Lot 22 of Block 359 of the City of New Iberia, Louisiana.

         Said lot is more particularly shown by reference to a plat of survey prepared by G. K. Pratt Munson, C.ML, dated March, 1968, of record in Miscellaneous Book 11, Folio 21, Entry No. 4036, records of Iberia Parish, Louisiana.

         Being the same property acquired by Allen Dorsey, Sr. and Eliza Washington Dorsey, wife of Allen Dorsey, Sr., from William Dorsey, by deed dated and filed for record December 9, 1878, in Conveyance Book 6, Folio 555, Entry No. 2271, records of Iberia Parish, Louisiana.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Della Frere Ross by deed dated April 2, 1968, be fore Richard A. Dennis, Notary Public for Cook County, Illinois, recorded in Conveyance Book 524, Page 760, Entry No. 142637, records of Iberia Parish, Louisiana.

         Being the same property acquired by Central Louisiana Electric Company, fne. from Willie Richardson by deed dated April 2, 1968 before Yvonne C. Hawley, Notary Public for the County of New York, New York, recorded in Conveyance Book 524, Page 758, Entry No. 142636, records of Iberia Parish, Louisiana.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Samuel J. Toussaint by deed dated April 18, 1968, before Harold S. Jensen, Notary Public for the County of San Diego, California, recorded in Conveyance Book 524, Page 762, Entry No. 142638, records of Iberia Parish, Louisiana.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Fannie Druilhet Rozier by deed dated April 23, 1968, before Harry Eaton Brooks, Jr., Notary Public for the County of Los Angeles, California, recorded in Conveyance Book 524, Page 764, Entry No. 142639, records of Iberia Parish, Louisiana.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Willie Press, Jr., and John Leroy Press by deed dated April 30, 1968, before Louvanie Ollual, Notary Public for the County of Harris, Texas, recorded in Conveyance Book 524, Page 766, Entry 142640, records of Iberia Parish, Louisiana.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Ernest Frank Druilhet by deed dated May 20, 1968, before Jake C. Drake, Notary Public for Imperial County, California, recorded in Conveyance Book 526, Page 189, Entry No. 142881, recorded in Iberia Parish, Louisiana.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Callie Frere Land, Beatrice Frere Williams, Isaiah Frere, James Dorsey, Samuel Dorsey, Adam Dorsey, Gladys Ann Dorsey, Clarence Lewis Dorsey, Odell Toussaint Jones, Clarence Toussaint Jones, Clara Toussaint, Mary Louise Toussaint Moss, Celia T. Jones, Willie Toussaint, Edward J. Toussaint, Wilhelmena Press Pearson, Elsie Press Peterson, Almeta Press Johnson, Clara Press, Samuel Press, Edna Druilhet Hackett, Willie M. Druilhet, by deed dated April 2, 1968, before Guyton H. Watkins, Notary Public for the Parish of Iberia, recorded in Conveyance Book 524, Page 749, Entry No. 142635, records of Iberia Parish, Louisiana.

         There is located on Parcel 36, above described, an electric substation.

         PARCEL 37: That certain lot or parcel of ground known and described as being Lot 19 of Block 1 of the J. E. Cutler Addition and Extension No. 1 to the J. E. Cutler Addition in Section 34, Township 9 South, Range 1 East, in the City of Crowley, Acadia Parish, Louisiana, as per plat thereof on file and of record in the office of the Clerk of Court in and for Acadia Parish, Louisiana.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from William C. Broadhurst and Warren Charles Rourk by deed dated July 24, 1968, before Renola Clement, Notary Public for the Parish of Acadia, recorded in Conveyance Book B-27, Page 31, Act No. 374796, records of Acadia Parish, Louisiana.

         PARCEL 38: The following described property, situated in the Parish of Vernon, State of Louisiana, to-wit:

         Begin at the southeast corner of the Northwest Quarter (NW 1/4),
Section 27, Township 2 North, Range 9 West, Vernon Parish, Louisiana, and run North 0 degrees 33 minutes West 190.8 feet; thence West 75 feet to the Southeast corner of Lot 683 and the Southwest corner of Lot 684, Lee Hills Subdivision of the Town of Leesville, Louisiana, as per plat of said subdivision recorded in Book 137, Page 606 of the Conveyance Records of Vernon Parish, Louisiana; thence Southwesterly 166 feet along the rear lot line of Lots 683 and 682 of said Lee Hills Subdivision; thence South 82 feet to the South line of said NW 1/4; thence South 89 degrees 45 minutes East along South line of said NW 1/4, 200 feet to the point of beginning, containing 0.713 of an acre, more or less, as per plat of survey dated July 16, 1968, made by S. M. Cothren, Registered Professional Engineer, annexed to and made a part of the Parcel 38 Deed.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Leesville Improvement Corporation by deed dated August 8, 1968 (the "Parcel 38 Deed"), before Jack L. Simms, Notary Public for the Parish of Vernon, recorded in Conveyance Book 364, Page 322, Entry No. 279104, records of Vernon Parish, Louisiana.

         PARCEL 39: That certain lot of ground, unimproved, with all rights, ways, privileges and servitudes thereunto appertaining, situated in the Ninth Ward of Iberia Parish, Louisiana, containing and measuring one hundred (100) feet front on the Southerly side of the Now Iberia-Jefferson Island Road (sometimes known as the extension of Hopkins Street) by a depth between equal and parallel lines of two hundred forty and three-tenths (240.3) feet, bounded Northerly by said New Iberia-Jefferson Island Highway, known as Louisiana State Highway 675 or the Extension of Hopkins Street, Southerly and Easterly by property of Pauline Deslatte Robichaux, et al and Westerly by property of Central Louisiana Electric Company, Inc.

         Being located in Section 15 and, possibly, Section 16, T 12 S, R 6 E, Southwestern Land District of Louisiana.

         Being a portion of the property acquired by Louis Robert Robichaux, husband of Pauline Deslatte Robichaux, from Kearney Robichaux by deed dated July 25, 1960, filed for record July 26, 1960 in Conveyance Book 376, Folio 42, Entry No. 116462, records of Iberia Parish, Louisiana.

         This being the same property acquired by Central Louisiana Electric Company, Inc. from Elaine Robiehaux Riggs et al, and in part from Claude Robichaux and Linda Robichaux Vincent, by deeds dated July 13, 1968, and August 3, 1968, before Guyton H. Watkins, Notary Public for the Parish of Iberia. The deed for Elaine Robichaux Riggs was recorded in Conveyance Book 529, Page 279, Entry No. 143523, and the deed for Claude Robichaux and Linda Robichaux Vincent was recorded in Conveyance Book 530, Page 8, Entry No. 143696, records of Iberia Parish, Louisiana.

         There is located on Parcel 39, above described, an electric substation.

         PARCEL 40: A certain lot or parcel of land containing 0.23 acres, more or less, situated in the Fifth (5th) Ward, St. Landry Parish, Louisiana, and being more specifically designated and described as follows:

         Beginning at the NE corner property, being a fence corner common to the North property line and a gravel road West fence line, running South 20DEG. 00' West a distance of 150 feet to the Northeast corner of the property herein conveyed, which is the beginning point of the said property, wherein there is set a 3/4" iron pipe, thence North 70DEG. 00' West 100 feet to Northeast corner of lot herein described, thence South 20DEG. 00' West 100 feet to Southwest corner of property herein conveyed, thence South 70DEG. 20' East 100 feet to the Southeast comer of property herein conveyed, and thence North 20DEG. 00' East 100 feet along the West edge of a gravel road to said Northeast corner of lot, which is the point of beginning, all as described on Plat prepared by R. S. Woodruff & Associates, Inc., Consulting Engineers, dated March 8, 1968, which lot herein conveyed is designated as CLECO lot
0.23 AC.

         Being the same property acquired by Central Louisiana Electric Company, Inc. from Mrs. Linda Ann Dumser Graves by deed dated April 1, 1968, before Michael H. Bagot, Notary Public for the Parish of Orleans, recorded in Conveyance Book Q-16, Page 311, Entry No. 532942, records of St. Landry, Parish, Louisiana.

         PARCEL 41: A certain piece, parcel or lot of ground, together with all rights, ways and privileges appertaining thereto, and all buildings and improvements situated thereon, located and situated on the left descending bank of Bayou Boeuf in Cheneyville in the Northwest Quarter (NW1/4) of
Section 33, Township 1 North, Range 2 East, Rapides Parish, Louisiana, and being more particularly described as follows, to-wit:

         Begin at the intersection of the West property line of the tract belonging now or formerly to L. B. Marshall and the North right-of-way line of a black-top road (being the Southwest corner of the tract be longing now or formerly to L. B. Marshall) and proceed South 1DEG. East, 105 feet to a point; thence proceed North 79DEG. 45' West, 879 feet to a half-inch iron rod and the point of beginning; thence South 10DEG. 15' West, 75 feet to a half-inch iron rod; thence North 79DEG. 45' West, 100 feet to a half-inch iron rod; thence North 10DEG. 15' East, 75 feet to a half-inch iron rod; thence South 79DEG. 45' East 100 feet to a half-inch iron rod and the point of beginning, said lot containing 0.17 acres more or less, all as is more fully, shown by plat of survey of Ernest M. Furby, C.E., dated June 14, 1968.

     Being the same property acquired by Central Louisiana Electric Company, Inc. by an act of exchange from Weil Company, Inc. by deed dated August 9, 1968, before Donald Garret, Notary Public for the Parish of Rapides, and Gladys C. Tarver, Notary Public for the Parish of Rapides, recorded in Conveyance Book 722, Page 337, Entry No. 553892, records of Rapides Parish, Louisiana.

         There is located on Parcel 41, above described, an electric substation.

B. The following described franchises, grants, immunities, privileges, and rights of the Company granted by the governing authorities of the cities, towns, villages and parishes in the State of Louisiana enumerated in the schedule below and all renewals, extensions, and modifications of said franchises, grants, immunities, privileges and rights in any of them:

     1. Those certain franchises granted by the governing bodies of the following named cities, towns and villages in the State of Louisiana, to-wit:

     (a) Electric franchise granted by the Town of Basile to Central Louisiana Electric Company, Inc. by ordinance adopted October 2, 1967. for a term of 25 years.

     (b) Electric franchise granted by the Town of Cheneyville to Central Louisiana Electric Company, Inc. by ordinance adopted April 2, 1968, for a term of 25 years.

     (c) Water franchise granted by the Town of Cheneyville to Central Louisiana Electric Company, Inc. by ordinance adopted April 2, 1968, for a term of 25 years.

     (d) Electric franchise granted by the Town of Colfax to Central Louisiana Electric Company, Inc. by, ordinance adopted March 8, 1966, for a term of 25 years.

     (e) Electric franchise granted by the Village of Converse to Central Louisiana Electric Company, Inc. by ordinance adopted March 4, 1968, for a term of 25 years.

     (f) Gas franchise granted by the Village of Converse to Central Louisiana Electric Company, Inc. by ordinance adopted March 4, 1968, for a term of 25 years.

     (g) Gas franchise granted by the Village of Edgefield to Central Louisiana Electric Company, Inc. by ordinance adopted October 4, 1966, for a term of 25 years.

     (h) Electric franchise granted by the City of Eunice to Central Louisiana Electric Company, Inc. by ordinance adopted March 14, 1967, for a term of 25 years.

     (i) Water franchise granted by the City of Eunice to Central Louisiana Electric Company, Inc. by ordinance adopted March 14, 1967, for a term of 25 years.

     (j) Electric franchise granted by the Town of Glenmora to Central Louisiana Electric Company, Inc. by ordinance adopted July 14, 1964, for a term of 25 years.

     (k) Electric franchise granted by the Village of Grand Cane to Central Louisiana Electric Company, Inc. by ordinance adopted February, 21, 1968, for a term of 25 years.

     (l) Electric franchise granted by the Town of Madisonville to Central Louisiana Electric Company, Inc. by ordinance adopted September 7, 1965, for a term of 25 years.

     (m) Gas franchise granted by the Town of Many to Central Louisiana Electric Company, Inc. by ordinance adopted September 14, 1965, for a term of 25 years.

     (n) Electric franchise granted by the Town of Merryville to Central Louisiana Electric Company, Inc. by ordinance adopted September 19, 1966, for a term of 25 years.

     (o) Electric franchise granted by the Village of Noble to Central Louisiana Electric Company, Inc. by ordinance adopted October 2, 1967, for a term of 25 years.

     (p) Electric franchise granted by the City of Pineville to Central Louisiana Electric Company, Inc. by ordinance adopted February 7, 1967, for a term of 25 years.

     (q) Gas franchise granted by the City of Pineville to Central Louisiana Electric Company, Inc. by ordinance adopted February 7, 1967, for a term of 25 years.

     (r) Electric franchise granted by the Town of Pleasant Hill to Central Louisiana Electric Company, Inc. by ordinance adopted November 10, 1965, for a term of 25 years.

     (s) Gas franchise granted by the Town of Pleasant Hill to Central Louisiana Electric Company, Inc. by ordinance adopted November 10, 1965, for a term of 25 years.

     (t) Electric franchise granted by the Town of Zwolle to Central Louisiana Electric Company, Inc. by ordinance adopted November 4, 1965, for a term of 25 years.

     (u) Gas franchise granted by the Town of Zwolle to Central Louisiana Electric Company, Inc. by ordinance adopted November 4, 1965, for a term of 25 years.

     (v) Electric franchise granted by the Village of McNary to Central Louisiana Electric Company, Inc. by ordinance adopted September 3, 1968, for a term of 25 years.

     (w) Gas franchise granted by the Town of Franklin to Central Louisiana Electric Company, Inc. by ordinance adopted May 1, 1968, for a term of 25 years for a section of town (restricted to Pecan Acres Subdivision).

     2. Those certain franchises granted by the governing bodies of the following named parties in the State of Louisiana, to-wit:

     (a) Electric, Gas and Water franchises granted by the Parish of Avoyelles to Central Louisiana Electric Company, Inc. by, ordinance adopted September 13, 1967, for a term of 25 years.

     (b) Gas franchise granted by the Parish of DeSoto to Central Louisiana Electric Company, Inc. by ordinance adopted August 9, 1967, for a term of 50 years.

     (c) Electric, Gas and Water franchises granted by the Parish of Rapides to Central Louisiana Electric Company, Inc. by ordinance adopted August 9, 1967, for a term of 25 years.

     (d) Electric franchise granted by the Parish of St. Landry to Central Louisiana Electric Company, Inc. by ordinance adopted October 2, 1967, for a term of 25 years.

     (e) Gas franchise granted by the Parish of St. Landry to Central Louisiana Electric Company, Inc. by ordinance adopted October 2, 1967, for a term of 25 years.

     (f) Electric franchise granted by the Parish of Beauregard to Central Louisiana Electric Company, Inc. by ordinance adopted October 8, 1968, for a term of 25 years.

     (g) Electric and Gas franchises granted by the Parish of Evangeline to Central Louisiana Electric Company, Inc. by ordinance adopted November 8, 1965, for a term of 25 years.

     (h) Water franchise granted by the Parish of Evangeline to Central Louisiana Electric Company, Inc. by ordinance adopted July 10, 1967, for a term of 25 years.

     (i) Electric franchise granted by the Parish of Vernon to Central Louisiana Electric Company, Inc. by ordinance adopted October 14, 1968, for a term of 25 years.

     (j) Electric franchise granted by the Parish of Washington to Central Louisiana Electric Company, Inc. by ordinance adopted July 13, 1965, for a term of 25 years.

     (k) Electric franchise granted by the Parish of Winn to Central Louisiana Electric Company, Inc. by ordinance adopted April 12, 1966, for a term of 50 years.

C.   The following described electric transmission lines:

     1. A 138KV transmission fine commencing at the Plaisance 138KV Substation, and extending a distance of 6.5 miles to the Opelousas Generating Plant in St. Landry Parish.

     2. A 138KV transmission line commencing at a point near Florien on the Toledo Bend-Many 138KV line, and extending Westward a distance of 1.5 miles, in Sabine Parish.

     3. A 138KV transmission line commencing at the Plaisance 13SKV Substation in St. Landry Parish, and extending a distance of 9.5 miles to a point near Port Barre in St. Landry Parish.

     4. A 138KV transmission line commencing at the Pineville 138KV Substation in Rapides Parish, and extending a distance of .8 miles to the Alexandria Generating Station in Rapides Parish.

     5. A 138KV transmission line commencing at the 138KV Substation in Iberia Parish, and extending a distance of 2.75 miles to the Gulf States Utilities Moril Substation in Iberia Parish.

     6. A 138KV transmission line commencing at the Coughlin Station 138KV Substation in Evangeline Parish, and extending a distance of 15.8 miles to Bay Hill in Avoyelles Parish.

     7. A 138KV transmission line commencing at the Pineville 139KV Substation in Rapides Parish, and extending a distance of 15.0 miles to the Rapides 230KV Substation in Rapides Parish.

     8. A 138KV transmission line commencing at the Coushatta 138KV Substation in Red River Parish, and extending a distance of 29.0 miles to the Clarence 138KV Substation in Natchitoches Parish

     9. A 138KV transmission line commencing at a point near Bayou Sale in St. Mary Parish, and extending a distance of 4.5 miles to a point near North Bend in St. Mary Parish.

    10. A 138KV transmission line commencing at the Teche Station 138KV Substation in St. Mary Parish, and extending a distance of 14.0 miles to the United Carbon Plant in St. Mary Parish.

    11. A 230KV transmission line commencing at the Coughlin Station 138KV Substation in Evangeline Parish, and extending a distance of 44.5 miles to the Rapides Station Substation in Rapides Parish.

    12. A 138KV transmission line commencing at the Clarence 138KV Substation in Natchitoches Parish, and extending a distance of 7.1 miles to the Natchitoches City Generating Station in Natchitoches Parish.

    13.    A 138KV transmission line commencing at Bay Hill in Avoyelles
Parish, and extending a distance of 9.0 miles to the Marksville 138KV Substation in Avoyelles Parish.

    14. A 138KV transmission line commencing at the Ramos 138KT Substation in St. Mary Parish, and extending a distance of .8 miles to the Morgan City Generating Station in St. Mary Parish.

    15. A 500KV transmission line commencing at the East boundary of Richard Bulk Substation in Acadia Parish, and extending a distance of 3.0 miles in an Eastward direction.

                                      II.

     All real estate or interest therein, now owned or which may be hereafter acquired by the Company for use or which may be used by it in connection with its business as an electric, gas and water company, together with all of the right, title, and interest of the Company, now owned or hereafter acquired in and to any and all works, plants, buildings, structures, erections, and constructions now or here after placed upon any of the real estate mentioned, described or referred to as being subject to the lien of the Indenture, with the fixtures, tenements, hereditaments, and appurtenances thereunto appertaining or belonging.

                                     III.

     The following Described Property, Wherever Situate:

     FIRST: The electric generating plants and electric transmission and/or distribution systems now or hereafter owned by the Company, and any electric generating plants and electric transmission and/or distribution systems hereafter constructed or acquired by the Company, and any additions to or extensions of any such existing or future electric generating plants and/or electric transmission and/or distribution systems, together with all engines, dynamos, motors, generators, boilers, turbines, pole lines, poles, wires, cross-arms, insulators, transformers, meters, buildings, erections, structures, stations, substations, power houses, power producing and power transmitting equipment, water, water rights, water wheels, headworks, race-ways, hydraulic works, hydro-electric plants, cables, conduits, instruments, apparatus, appliances, machinery, facilities, fixtures and all other property used or provided for use in the construction, repair, maintenance and/or operation thereof, both that now owned and that which may be hereafter acquired by the Company, and together also with all the rights, privileges, franchises, easements, licenses, ordinances, rights of way, liberties, immunities and permits of the Company, howsoever conferred or acquired, and whether now owned or hereafter to be acquired, with respect to the construction, maintenance, repair and/or operation of said electric generating plants and electric transmission and/or distribution systems, and each of them, and any additions thereto and extensions thereof.

     SECOND: The gas gathering and/or transmission and/or distribution systems now owned by the Company, and any gas gathering and/or gas transmission and/or distribution systems hereafter constructed or acquired by the Company, and any additions to or extensions of any such existing or future plants and systems, together with the buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, pipelines, connections, service pipes, meters, conduits, instruments, appliances, apparatus, facilities, machinery, fixtures and all other property used or provided for use in the construction, maintenance, repair and/or operation thereof, both that now owned and that which may be here after acquired by the Company, and together also with all rights, privileges, rights of way, franchises, licenses, easements, grants, liberties, immunities, permits and ordinances of the Company, howsoever conferred or acquired, and whether now owned or hereafter to be acquired, with respect to the construction, maintenance, repair, and/or operation of said gas gathering and/or transmission and/or distribution systems, and each of them, and any additions thereto and extensions thereof.

     THIRD: The waterworks plants and water distribution systems now owned by the Company, and any waterworks plants and/or water works distribution systems hereafter constructed or acquired by the Company together with the buildings, structures, erections, pumps, pumping machinery, reservoirs, filters, filter-galleries, chlorinating equipment, tanks, wells, water rights, water supply, water main, hydrants, pipelines, service pipes, meters, standpipes, engines, boilers, apparatus, appliances, facilities, machinery, equipment, fixtures and all other property used or provided for use in the construction, maintenance, repair and/or operation thereof, both that now owned and that which may be hereafter acquired by the Company, and together also with all of the rights, privileges, rights of way, franchises, licenses, easements, permits, liberties, immunities, grants and ordinances of the Company, howsoever conferred or acquired, and whether now owned or hereafter to be acquired, with respect to the construction, maintenance, repair and operation of said plants and systems and each of them, and any additions thereto and extensions thereof.

     To HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors in the trust hereby created and its and their assigns forever;

     SUBJECT, HOWEVER, to existing leases, to easements and other rights of way for pole lines and other similar encumbrances and restrictions which the Company hereby certifies, in its judgment, do not impair the use of said property by the Company in its business, to liens securing indebtedness which has neither been assumed by the Company nor upon which it customarily pays interest charges, existing solely upon real property, or rights in and relating thereto, which real property or rights have been or may be acquired for right-of-way purposes, to liens of taxes and assessments for the current year and taxes and assessments not yet due, to alleys, streets and highways that may run across or encroach upon said lands, and to undetermined liens and charges, if any, incidental to construction, except such as may result from any delinquent obligation of the Company f or the payment of money on account of such construction, and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in such deeds and other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any and all liens existing thereon at the time of such acquisition within the restrictions contained in the Indenture; and subject also to other liens and encumbrances of the character defined in the Indenture as "permitted liens" insofar as the same may attach to any of the property embraced herein:

     SAVING AND EXCEPTING, however, from the properties mortgaged and pledged by the Indenture (whether now owned by the Company or hereafter acquired by it) all bills, notes and accounts receivable, cash on hand and in banks, contracts, merchandise and appliances kept for purposes of sale, and all bonds, obligations, evidences of indebtedness, shares of stock and other securities, and certificates or evidences of interest therein -- other than any of the foregoing which may be hereafter specifically transferred or assigned to or pledged or deposited with the Trustee under the Indenture or required by the provisions of the Indenture so to be -- and all office furniture and equipment, motor vehicles, tools, testing equipment and consumable materials and supplies; provided, however, that, if upon the happening of an event of default as in the Indenture defined, the Trustee or any receiver appointed under the Indenture shall enter upon and take possession of the mortgaged property, the Trustee or such receiver may, to the extent permitted by law, at the same time likewise take possession of any and all of the property described in this paragraph then on hand and use and administer the same to the extent as if such property were part of the mortgaged property, unless and until such event of default shall be remedied or waived and possession of the mortgaged property restored to the Company, its successors or assigns.

     Also SAVING AND EXCEPTING, however, from the property hereby mortgaged and pledged:

     (a) All parcels of land now owned or hereafter acquired by the Company and not used by it or useful in connection with its business as an electric, gas or water company or as an electric, gas or water utility.

     (b) All machinery, equipment, fixtures, supplies and materials now used or hereafter acquired for use in connection with the ice business of the Company.

     (c) All motor vehicles now used or hereafter acquired for use in connection with the ice business of the Company, together with an tires, spare parts, materials and supplies appertaining thereto.

     (d) All machinery, equipment, fixtures, supplies and materials, now owned or hereafter acquired, not used by or useful to the Company in its business as an electric, gas or water company or as an electric, gas or water utility, not located on any parcel of real estate now owned or hereafter acquired, referred to as being subject to the lien of the Indenture.

     (e) All additions, improvements, betterments, extensions and replacements now or hereafter made to or acquired for or in connection with the property set forth in paragraphs (a), (b), (c) and (d) above.

     IN TRUST NEVERTHELESS, upon the terms and trusts herein and in the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and the Tenth Supplemental Indenture set forth;

     PROVIDED, HOWEVER, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid the principal of and interest on all said bonds, together with the premium, if any, payable on such of said bonds as may have been called for redemption prior to maturity, or shall provide, as permitted by the Indenture, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon for principal, interest and premium, if any, and if the Company shall also pay or cause to be paid all other sums payable under the Indenture by it, then the Indenture and the estate and rights thereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

     IT IS HEREBY FURTHER COVENANTED, DECLARED AND AGREED by and between the Company and the Trustee, for the benefit of those who shall hold said bonds and coupons or any of them, as follows:

                                  ARTICLE I.

                       DESCRIPTION OF BONDS OF SERIES M.

     SECTION 1.1. The thirteenth series of bonds to be issued under the Indenture and secured thereby is hereby created, which shall be designated, and distinguished from the bonds of all other series, by the title "First Mortgage Bonds, Series M, 7 1/2%," elsewhere herein referred to as the "bonds of Series M".

     Except as otherwise provided in Section 2.08 of the Indenture with respect to destroyed, lost or stolen bonds, the aggregate principal amount of the bonds of Series M which may be outstanding at any one time shall be $12,000,000.

     The bonds of Series M shall be dated, and shall bear interest from April 1, 1969, except as provided in Section 2.03 of the Indenture with respect to registered bonds without coupons, and shall be due April 1, 1999, and shall bear interest at the rate of seven and one-half per centum (7 1/2%) per annum, payable semi-annually on the first day of October and the first day of April in each year, until they shall mature, according to their terms or on prior redemption or by declaration or otherwise, and at the rate of eight per centum (8%) per annum on any overdue principal and premium (if any) and (to the extent permitted by law) on any overdue installment of interest. The principal of and the premium (if any) and the interest on the bonds of Series
M shall be payable at the office or agency of the Company in the City of New Orleans, Louisiana, in such coin or currency of the United States of America as, at the time of payment, shall be legal tender for public and private debts.

     Subject to the further provisions of this Article I, the bonds of Series M shall be redeemable, either at the option of the Company or pursuant to any provision of the Indenture requiring such redemption, either as a whole or in part from time to time, at any time prior to maturity, upon notice as provided in Section 8.02 of the Indenture, published in a newspaper printed in the English language and customarily published on each business day and of general circulation in the Borough of Manhattan, The City of New York, New York, and like publication in a similar newspaper of the City of New Orleans, at least once in each of four (4) successive calendar weeks upon any business day of each such calendar week, the first publication to be not less than thirty (30) days and not more than sixty (60) days before such redemption date (or upon mailing of such notice of redemption as provided in the first paragraph of Section 8.02 of the Indenture in the event such paragraph shall be applicable). If redeemed (i) by the application of moneys in the Sinking Fund for bonds of Series M provided for in Article II of this Eleventh Supplemental Indenture or moneys in the depreciation fund provided for in
Section 5.07 of the Indenture, or (ii) by the application of moneys received by the Trustee in connection with any release of property upon any acquisition thereof by any municipal corporation or other government subdivision or governmental body or public authority, or (iii) by the application of any moneys (provided the date fixed for such redemption under this clause (iii) occurs within sixty (60) days of the Company's merger or consolidation, or of the Company's conveyance or transfer of all or substantially all the property mortgaged and pledged under the Indenture, which merger, consolidation, conveyance or transfer comes within the terms of and is permitted by Section 13.01 of the Indenture), the bonds of Series M are redeemable at the redemption price at the time applicable specified in Column A of the schedule contained in the form of coupon bond of Series M set forth in the recitals hereof, together with interest accrued to the date fixed for redemption. If redeemed otherwise than by the application of such moneys, the bonds of Series M are redeemable at the redemption price at the time applicable specified in Column B of said schedule, together with interest accrued to the date fixed for redemption. No bonds of Series M (excepting those bonds of Series M redeemed pursuant to clause (iii) of the second sentence of this paragraph) may be redeemed at the option of the Company prior to April 1, 1974, directly or indirectly as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness which has an interest cost to the Company, computed in accordance with generally accepted financial practice, of less than 7.47% per annum. As used herein, the term "indebtedness" shall mean any obligation created or assumed by the Company for the repayment of money borrowed.

     Coupon bonds of Series M shall be issuable in the denomination of $1,000 and shall be registerable as to principal. Registered bonds without coupons of Series M shall be issuable in denominations of $1,000 and any multiple of $1,000. Bonds of Series M shall be interchangeable at the option of the holders thereof, in like aggregate principal amounts, coupon bonds for registered bonds without coupons, registered bonds without coupons for coupon bonds and the several denominations of registered bonds without coupons. Any such interchange of registered bonds without coupons of Series M originally issued by the Company pursuant to this Article I and Section 2.03 of the Indenture (or registered bonds without coupons delivered on any partial redemption of any such originally issued registered bonds without coupons) for either coupon bonds or coupon bonds and registered bonds without coupons requested by the original registered holder thereof shall be at the expense of the Company (such expense to include the cost of delivery including the cost of insurance against loss or theft) anything in the Original Indenture to the contrary notwithstanding.

                            ARTICLE II.

                SINKING FUND FOR BONDS OF SERIES M.

     SECTION 2.1. The Company covenants and agrees that it will on or before the first day of April, 1970, and annually thereafter on or before the first day of April in each year to and including the first day of April, 1998, as long as any of the bonds of Series M issued hereunder shall be outstanding, pay to the Trustee as and for a sinking fund for the bonds of Series M an amount in cash equal to one percentum. (1%) of the greatest principal amount of bonds of Series M at any, one time outstanding under the Indenture; provided, however, that the amount of cash payable to the Trustee on any such date pursuant to the provisions of this Section shall be reduced by an amount equal to the sum of the following credits:

           (a) The aggregate principal amount of bonds of Series M which the Company shall deliver to the Trustee for that purpose (provided, however, that no bonds of Series M shall be delivered to the Trustee which have not been sold in a bona fide transaction and reacquired by the Company); and

                  (b) An amount equal to sixty per centum (60%) of the amount of bondable value of property additions which the Company shall elect to make the basis of a credit against such payment.

         In the event the Company shall elect to take credit against any such payment pursuant to the provisions of the foregoing paragraph (b) of this Section, the Company shall deliver to the Trustee an officers' certificate of bondable value of property additions meeting the requirements of subsection (B) of Section 1.06 of the Original Indenture, accompanied by the instruments required by subsection (C) of Section 1.06 thereof.

         Cash paid to the Trustee pursuant to the provisions of this Section shall be applied by it as follows:

                  (a) Upon the written notice by the Company to the Trustee given on or before February 15 in any year, beginning with the year 1970, specifying the amount of cash which the Company, will pay to the Trustee on the next succeeding April 1 pursuant to this Section and requesting that it be used for the redemption of bonds, the Trustee shall, to the extent practicable, apply the cash received by it on the next succeeding April 1, together with any other cash held by it on such February 15 under the provisions of this Section, to the redemption on such April 1 of bonds of Series M, in the manner and subject to the conditions provided in such bonds, in Article VIII of the Indenture and in Section 2.4 of this Eleventh Supplemental Indenture; and for such purpose the Trustee may publish notice of redemption in the name of the Company or in its own name as Trustee.

                  (b) If the Company shall not have given the notice referred to in the foregoing subdivision (a), the cash received by the Trustee on any April 1 pursuant to the provisions of this Section shall, upon request of the Company and to the extent practicable, be applied promptly by the Trustee to the purchase of bonds of Series M in accordance with the provisions of Section 8.06 of the Indenture.

                  (c) If the Trustee on June 20 of any year shall hold cash under the provisions of this Section amounting to $15,000 or more (or any amount less than $15,000, if the Company so elects), the Trustee shall apply all cash, to the extent practicable, then held under the provisions of this Section to the redemption on the next succeeding August 1 of bonds of Series M, in the manner and subject to the conditions provided in such bonds, in Article VIII of the Indenture and in Section 2.4 of this Eleventh Supplemental Indenture; and for such purpose the Trustee may publish notice of redemption in the name of the Company or in its own name as Trustee.

         SECTION 2.2. The Company further covenants to pay to the Trustee, on demand, the compensation of the Trustee in administering the sinking fund as provided in this Article II, together with the Trustee's expenses, including cost of advertisement of redemption notice and any other advertisements and other lawful charges, if any, and any accrued interest and premium paid or payable with respect to any such bonds of Series M purchased or redeemed as provided for in Section 2.1, it being intended that the aforesaid compensation, expenses, charges, accrued interest and premium shall not be charged against sinking fund money.

         SECTION 2.3. All bonds of Series M delivered to the Trustee for the purpose of taking a credit pursuant to the provisions of Section 2.1, or purchased or redeemed pursuant to the provisions of Section 2.1, shall be forthwith canceled by the Trustee, and such bonds shall not be reissued.

         SECTION 2.4. Notwithstanding any other provision of the Indenture, if less than all of the bonds of Series M outstanding are to be called for redemption, whether for the sinking fund for bonds of Series M or otherwise, the Trustee shall select out of such bonds of Series M the particular coupon bonds and/or registered bonds without coupons and/or portiou's ($1,000 or any multiple thereof) of registered bonds without coupons so to be redeemed, in the following manner:

                  (a) The Trustee shall first allocate the total principal amount of such bonds of Series M to be redeemed between

                           (i) coupon bonds of Series M not
                  registered as to principal at the time outstanding, and

                           (ii) coupon bonds of Series M registered as to
                  principal and registered bonds of Series M without coupons at the time outstanding,

         in proportion (to the nearest multiples of $1,000) to the respective aggregate principal amounts thereof at the time outstanding.

                  (b) The Trustee shall then select, by lot according to such method as the Trustee in its discretion shall consider proper, in the principal amount determined as provided in paragraph (a) above, the particular coupon bonds of Series M not registered as to principal to be redeemed.

                  (c) At the same time the Trustee shall select, in the principal amount determined as provided in paragraph (a) above, the coupon bonds of Series M registered as to principal and the registered bonds of Series M without coupons (or portions thereof) to be redeemed by allocating such principal amount so determined among the various registered owners of bonds of Series M in proportion to the respective aggregate principal amounts of bonds of Series M registered in their respective names, provided that

                           (i) the Trustee may in its discretion allocate an
                  additional or lesser amount not exceeding $1,000 to any one or more of such registered owners to the end that the principal amount of bonds of Series M registered in the name of each such registered owner to be redeemed shall, be $1,000 or a multiple thereof;

                           (ii) in malting such allocation, if the aggregate
                  principal amount of bonds of Series M registered in the name of any registered owner of bonds of

                  Series M shall be $1,000, the Trustee shall not be required to allocate any portion of such principal amount to such registered owner;

                           (iii) the particular bonds and portions of particular
                  bonds of Series M registered in the name of any registered owner to be redeemed shall be selected by the Trustee according to such method (which need not be by lot) as it in its discretion shall consider proper, avoiding, where proper and practicable to do so, the selection of portions of particular bonds of Series M, rather than the entire bonds of Series M, for redemption; and

                           (iv) if any registered owner of more than one bond of
                  Series M shad state in writing to the Trustee that it holds such bonds as nominee for more than one beneficial owner and shall have so requested by written notice to the Trustee, the respective bonds of Series M registered in the name of such owner shall be treated, for purposes of this Section 2.4, as owned by separate registered owners.

         In any selection of bonds of Series M by lot under this Section 2.4 which involves registered bonds of Series M, each registered bond with out coupons shall be represented by a separate number for each $1,000 of its principal amount.

         The Trustee forthwith upon any selection of bonds of Series M for redemption as aforesaid shall give written notice to the Company describing the bonds of Series M (including any portion of registered bond of Series M without coupons) selected for redemption as afore said.

                                 ARTICLE III.

                     ADDITIONAL COVENANTS OF THE COMPANY.

         SECTION 3.1. The Company covenants that, so long as any bonds of Series M an outstanding, it will not at any time declare or pay any dividend on its Common Stock or make any distribution to its Common Stockholders (other than dividends or distributions payable solely in its Common Stock) or purchase or otherwise acquire for value any of its Common Stock, except out of (1) earned surplus of the Company accumulated after December 31, 1949, plus (2) $530,000 of earned surplus accumulated prior to January 1, 1950 (such aggregate amount being hereinafter called "unrestricted earned surplus"), nor unless after the payment of such dividend or the making of such- distribution, purchase or acquisition the sum of (a) the provision for property retirements or depreciation made by the Company out of income or earned surplus, during the period from July 1, 1950, to the end of the calendar year next preceding the date of payment of such dividend or the making of such distribution, purchase or acquisition and (b) the unrestricted earned surplus, if any, of the Company shall be not less than the aggregate of the minimum provision for property retirements or depreciation determined as provided in Section 1.05 of the Indenture, for the period from July 1, 1950, to the end of the calendar year next preceding the date of payment of such dividend or the making of such distribution, purchase or acquisition. For the purposes of this Section, the earned surplus of the Company accumulated after December 31, 1949, shall be determined in accordance with sound accounting practice, and, so long as and to the extent that there shall remain any earned surplus of the Company accumulated prior to January

1, 1950, other than unrestricted earned surplus, such amount shall be available for all surplus charges other than such dividends or the making of such distribution, purchase or acquisition.

         SECTION 3.2. The Company covenants that so long as any bonds are outstanding under the Original Indenture no Indenture or Indentares supplemental to the Original Indenture will be entered into by the Company unless such Supplemental Indenture shall contain provisions which are in compliance with the Trust Indenture Act of 1939 as then in effect; provided, however, that this provision shall not be effective and binding upon the Company if all of the bonds then outstanding and then to be issued under the Original Indenture as supplemented and amended by all other supplemental indentures and by such supplemental indenture then to be entered into, shall either be exempt securities as defined in the Trust Indenture Act of 1939 as then in effect, or are to be issued in a transaction exempt from the provisions of said Act.

         SECTION 3.3. The Company covenants that, so long as any bonds of Series M are outstanding, it will not convey or transfer any property which is subject to the lien of the Indenture to any affiliate of the Company except in accordance with the provisions of Article XIII of the Indenture or except such property as shall thereupon be released from the lien of the Indenture under the provisions of Article IX thereof.

         SECTION 3.4. The Company covenants that, so long as any bonds of Series M are outstanding, it will not at any time purchase or cause to be purchased any bond of any series outstanding under the Indenture at a price (including accrued interest, bat not including brokerage charges) which is in excess of the current optional redemption price of such bond specified in the table of redemption prices contained therein at the date of purchase if such bond is redeemable before maturity or one hundred five per cent (105%) of the principal amount of such bond if it is not so redeemable, plus, in either case, accrued interest.

                                 ARTICLE IV.

                       AMENDMENT OF ORIGINAL INDENTURE.

         SECTION 4.1. The first sentence of Section 4.01 of the Original Indenture, which now reads:

                  "The aggregate principal amount of bonds which may be secured by this Indenture shall be such aggregate principal amount as may now or hereafter from time to time be authenticated and delivered under the provisions hereof, but not exceeding $100,000,000 aggregate principal amount."

is hereby amended to read as follows:

                  "The aggregate principal amount of bonds which may be secured by this Indenture shall be such aggregate principal amount as may now or hereafter from time to time be authenticated and delivered under the provisions hereof, but not exceeding $500,000,000 aggregate principal amount."

         SECTION 4.2. Subsection (5) of Section 4.06 of the Original Indenture is hereby amended by changing "$100,000,000" to "$500,000,000".

                                 ARTICLE V.

                      STAMPING AND REVISION OF BONDS OF
                  SERIES A, B, C, D, F, G, H, I, J, K, AND L.

         SECTION 5.1. All bonds of Series A, B, C, D, F, G, H, 1, J, K and L hereafter issued shall (unless revised as hereinafter provided) be stamped or typewritten prior to their issuance with a notation as follows:

                  "The Indenture dated as of July 1, 1950 referred to in this bond has been amended by an Eleventh Supplemental Indenture dated as of April 1, 1969, executed and delivered with the consent of the holders of 75% of the bonds at the time outstanding under the Indenture, providing for the amendment of the Indenture so that the aggregate principal amount of bonds which may be secured by the Indenture shall be such aggregate principal amount as may from time to time be authenticated and delivered under the provisions thereof, but not exceeding $500,000,000 aggregate principal amount. A copy of the Eleventh Supplemental Indenture is on file with The National Bank of Commerce in New Orleans, Trustee under the Indenture, to which reference is hereby made.

                                                   THE NATIONAL BANK OF COMMERCE
                                                       IN NEW ORLEANS, TRUSTEE."

         SECTION 5.2. Any bonds of Series A, B, C, D, F, G, H, I, J, K and L at any time hereafter issued shall, if the Company so elects or if the holder of such bond so requests in writing, be in such revised form as may be approved by the Trustee so as to refer to the amendment of the Original Indenture hereby effected.

                                   ARTICLE VI.

                                 MISCELLANEOUS.

         SECTION 6.1. The Company is lawfully seized and possessed of all the real estate, fritinebi es and other property described or referred to in the Indenture as presently mortgaged and pledged thereunder, subject to the exceptions stated therein and except property which has been released from the lien of the Indenture in accordance with its terms, and upon the initial issue of bonds of Series M thereunder such real estate, franchises and other property will be free and clear of any lien prior to or on a parity with the lien of the Indenture except as set forth in the granting clauses of the Indenture and except permitted liens as therein defined, and the Company has good right and lawful authority to mortgage and pledge the same as provided in and by the Indenture.

         SECTION 6.2. As supplemented and amended by this Eleventh Supplemental Indenture, the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental

Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and the Tenth Supplemental Indenture are in all respects ratified and confirmed and said Original Indenture, First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture, Fifth Supplemental Indenture, Sixth Supplemental Indenture, Seventh Supplemental Indenture, Eighth Supplemental Indenture, Ninth Supplemental Indenture, Tenth Supplemental Indenture and this Eleventh Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 6.3. The Company may enter into an agreement with any holder of a registered bond of Series M without coupons providing for payment to such holder of the principal of and the premium, if any, and interest on such bond or any part thereof at a place other than the place specified in such bond as the place for such payment, and for the making of notation, if any, of any such payment on such bond by such holder or by an agent of the Company or of the Trustee.

         The Trustee is authorized to approve any such agreement, and shall not be liable or responsible to any such holder or to the Company or to any other holder for any act or omission to act on the part of the Company, any such holder or any such agent in connection with any such agreement.

         SECTION 6.4. The Trustee assumes no duties, responsibilities or liabilities by reason of this Eleventh Supplemental Indenture, other than as set forth in the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, and the Tenth Supplemental Indenture; and this Eleventh Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions of its acceptance of the trust under the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and the Tenth Supplemental InOenture, as fully as if said terms and conditions were herein set forth at length.

         SECTION 6.5. This Eleventh Supplemental Indenture shall be simultaneously executed in several counterparts and all such counter parts executed and delivered, each as an original, shall constitute but one and the same instrument.

         SECTION 6.6. This Eleventh Supplemental Indenture has been dated as of April 1, 1969, solely for convenience. The date of actual execution hereof by each of the parties hereto is the date shown by the acknowledgment of execution hereof by its officers.

         IN WITNESS WHEREOF, CENTRAL LOUISIANA ELECTRIC COMPANT, INC. has caused this instrument to be signed in its corporate name by one of its Vice-Presidents and sealed with its corporate seal attested by one of its Assistant Secretaries, and The National Bank of Commerce in New Orleans to evidence its acceptance of the trust hereby created has caused this instrument to be signed in its corporate name by its Executive Vice-President and sealed by its corporate seal attested by one of its Assistant Cashiers, all as of the day and year first above written.

                                        CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
[SEAL]

                                        By......................................
Attest:                                                           By S. O. BRAME
                                                     S. 0. Brame, Vice President

 ............................................
                  C. MIZELLE
                    ASSISTANT SECRETARY

         Signed, sealed, acknowledged and delivered by CENTRAL LOUISIANA ELECTRIC COMPANY, INC., in the presence of:



                    EARL G. EAGAN



                   JOHN E. MORGAN

                                    THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS
[SEAL]

                                    By..........................................
Attest:                                                           By F. C. DOYLE
                                                        Executive Vice-President

 ............................................
                  MILTON F. FOGARTY
                      ASSISTANT CASHIER


         Signed, sealed, acknowledged and delivered by THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS in the presence of:



                    EARL G. EAGAN



                   JOHN E. MORGAN

STATE OF LOUISIANA
PARISH OF ORLEANS

         BE IT KNOWN, THAT on this 16th day of April, 1969, before me the undersigned, a Notary Public in and for said Parish and State, duly qualified and commissioned as such, personally appeared S. O. BRAME, Vice President and C. MIZELLE, Assistant Secretary of Central Louisiana Electric Company, Inc., the grantor in the foregoing instrument, to me personally known and known to me to be such officers, respectively, of such Company, and personally known to me to be the identical persons whose names are subscribed and affixed to the foregoing instrument as such officers, respectively, and who subscribed the name of the Company thereto, and in my presence and in the presence of the undersigned witnesses, of lawful age and domicile, severally acknowledge that the same is their respective, free and voluntary act and deed as such officers and the free and voluntary act and deed of said Company for the uses and purposes therein expressed; and the said persons being each by me duly and severally sworn as individuals did depose and say that they are such officers, respectively, of said Company; that they know the seal of said Company; that the seal affixed to the foregoing instrument was and is such corporate seal; that said seal was so affixed and said instrument was so signed on behalf of said Company by the order and authority of the Board of Directors of said Company; and that they signed their names thereto as such officers, Respectively, of said Company by like authority.

         IN TESTIMONY WHEREOF, the said Appearers have hereunto signed their names on the day and date first hereinabove written, in the presence of EARL G. EAGAN and JOHN E. MORGAN, witnesses of lawful age and domicile, and of me, said Notary Public.

Witnesses:
                                                                     S. O. BRAME
                                                                  Vice President
              EARL G. EAGAN
                                                                      C. MIZELLE
                                                             Assistant Secretary
              JOHN E. MORGAN
                                                               MICHAEL K. TARVER
                                                                   Notary Public

                                                                          [SEAL]

STATE OF LOUISIANA
PARISH OF ORLEANS

         BF, IT KNOWN, THAT on this 16th day of April, 1969, before me the undersigned, a Notary Public in and for said Parish and State, duly qualified and commissioned as such, personally appeared F. C. DOYLE, Executive Vice-President, and MILTON F. FOGARTY, an Assistant Cashier of The National Bank of Commerce in New Orleans, a national banking association, duly organized and existing under the laws of the United States of America, Trustee under the foregoing instrument, to me personally known and known to me to be such officers, respectively, of said Bank, and personally known to me to be the identical persons whose names are subscribed and affixed to the foregoing instrument as such officers, respectively, and who subscribed the name of the said Bank thereto, and in my presence and in the presence of the under signed witnesses, of lawful age and domicile, severally acknowledged that the same is their respective, free and voluntary act and deed as such officers and the free and voluntary act and deed of said Bank for the uses and purposes therein expressed; and the said persons being each by me duly and severally sworn as individuals did depose and say that they are such officers, respectively, of said Bank; that they know the seal of said Bank, that the seal affixed to the foregoing instrument was and is such corporate seal; that said seal was so affixed and said instrument -..as so signed on behalf of said Bank by the order and authority of the Board of Directors of said Bank; and that they signed their names thereto as such officers, respectively, of said Bank by like authority.

         ITS TESTIMONY WHEREOF, the said Appearers have hereunto signed their names on the day and date first hereinabove written, in the presence of EARL G. EAGAN and JOHN E. MORGAN, witnesses of lawful age and domicile, and of me, said Notary Public.

Witnesses:
                                                                     F. C. DOYLE
                                                        Executive Vice President
              EARL G. EAGAN
                                                               MILTON F. FOGARTY
                                                               Assistant Cashier
              JOHN E. MORGAN
                                                               MICHAEL K. TARVER
                                                                   Notary Public

                                                                          [SEAL]